                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant                      |X|
Filed by a party other than the registrant   |_|


Check the appropriate box:
| |  Preliminary Revised proxy statement     |_|  Confidential, for Use of
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))



|X|  Definitive proxy statement


|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        OIS OPTICAL IMAGING SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant


Payment of filing fee (Check the appropriate box):

| |   No fee required.

| |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:
|x|   Fee previously paid with preliminary materials.

|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount previously paid:
      (1) Form, Schedule or Registration Statement No.: Schedule 14A (Preliminary).
      (2)  Filing Party: OIS Optical Imaging Systems, Inc.
      (3)  Date Filed: January 7, 1999.

                       OIS OPTICAL IMAGING SYSTEMS, INC.
                              47050 FIVE MILE ROAD
                           NORTHVILLE, MICHIGAN 48167

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 31, 1999

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of OIS Optical Imaging Systems, Inc. ("OIS" or the "Company") will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375, on Wednesday, March 31, 1999 at 10:00 a.m. local time, for the following purposes:


     1. To consider and act upon a proposal to approve and adopt the Company's Plan of Liquidation and Dissolution attached as Exhibit A to the Proxy Statement;


     2. To elect seven (7) directors to serve until the next annual meeting and until their respective successors have been duly elected and qualified;

     3. To ratify and approve the appointment of Arthur Andersen LLP, as the Company's independent auditors for the fiscal year ended June 30, 1999;

     4. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to allow for acts of the Company to be approved by written consent of its stockholders in lieu of a special meeting of its stockholders; and

     5. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of the Company's common stock, par value $.01 per share (the "Common Stock") and the Company's Series B Cumulative Preferred Stock, par value $.01 per share, at the close of business on February 19, 1999, the record date fixed by the Company's Board of Directors (the "Board of Directors"), are entitled to notice of and to vote at the Annual Meeting. The Board of Directors urges that all stockholders of record exercise their right to vote at the Annual Meeting personally or by proxy. Accordingly, we are sending you the attached Proxy Statement (the "Proxy Statement") and the enclosed proxy card (the "Proxy Card").

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, the Board of Directors and management urges each stockholder to read the Proxy Statement carefully and thereafter to complete, date and sign the enclosed Proxy Card and return it promptly in the enclosed self-addressed, postage-paid envelope.

     Registered stockholders will be asked for identification. If you are a beneficial owner of the Company's Common Stock held "in street name" by a bank, broker or other fiduciary or nominee you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from the broker or bank are examples of proof of ownership.

     Your prompt response will be appreciated.

                                          By Order of the Board of Directors

                                          /S/ Charles C. Wilson
                                          Charles C. Wilson
                                          Secretary

Northville, Michigan

March 10, 1999

                       OIS OPTICAL IMAGING SYSTEMS, INC.
                              47050 FIVE MILE ROAD
                           NORTHVILLE, MICHIGAN 48167

                                PROXY STATEMENT


     This Proxy Statement and the accompanying form of proxy (the "Proxy") is being furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board" or "Board of Directors") of OIS Optical Imaging Systems, Inc. ("OIS" or the "Company") to be used at the Annual Meeting of Stockholders on Wednesday, March 31, 1999 (the "Annual Meeting") to be held at 10:00 a.m. local time at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375. This Proxy Statement and the enclosed Proxy together with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (the "10-K Report") are first being mailed to stockholders on or about March 10, 1999.


     At the Annual Meeting, stockholders will be asked to consider and vote upon the following items:


     1. To consider and act upon a proposal to approve and adopt the Company's Plan of Liquidation and Dissolution attached as Exhibit A to this Proxy Statement (the "Plan");



     2. To elect seven (7) directors to serve until the next annual meeting and until their respective successors have been duly elected and qualified;


     3. To ratify and approve the appointment of Arthur Andersen LLP, as the Company's independent auditors for the fiscal year ended June 30, 1999;

     4. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to allow for acts of the Company to be approved by written consent of its stockholders in lieu of a special meeting of its stockholders; and

     5. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


     GD Investments Corp. ("GDIC"), the majority-owned subsidiary of Guardian Industries Corp. ("Guardian") and holder of all of the outstanding shares of the Company's Series B Cumulative Preferred Stock, par value $.01 per share (the "Series B Preferred"), has informed the Company that it intends to vote all of the 77,562,451 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") and 91,137 shares of the Company's Series B Preferred it owns, or approximately 84.6% of the total amount of votes afforded holders of the Company's voting stock, "for" the election of all of the director nominees, and "for" all of the other proposals contained herein, including the adoption of the Plan. In addition, William Davidson, the President of Guardian and holder of 1,000,000 shares of Common Stock, has informed the Company that he intends to vote all of his shares "for" the election of all of the director nominees and all of the other proposals, including the adoption of the Plan. If GDIC, by itself or together with Mr. Davidson, votes its shares of Series B Preferred and Common Stock as intended, the required vote for approval of each proposal described in this Proxy Statement will be satisfied.

                                     VOTING


     Shares represented by duly executed and unrevoked Proxies in the enclosed form received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked Proxies in the enclosed form will be voted "for" the adoption of the Plan, "for" the election as directors of the nominees listed herein, "for" ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending June 30, 1999, and "for" the proposed amendment to the Company's Restated Certificate of Incorporation and, with respect to any other matter that may properly come before the Annual Meeting, in the discretion of the persons voting the respective Proxies. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting. Each stockholder who has executed a Proxy and returned it to the Board of Directors may revoke the Proxy by another instrument or transmission revoking it or by filing a properly created proxy bearing a later date with the Secretary of the Company, or by attending the Annual Meeting in person and requesting the return of the Proxy, in either case at any time prior to the voting of the Proxy. Presence at the Annual Meeting does not itself revoke the Proxy.



     Only authorized holders of record at the close of business on February 19, 1999 (the "Record Date") of shares of (i) the Common Stock and (ii) the Series B Preferred will be entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Series B Preferred is entitled to 350 votes on each matter presented at the Annual Meeting. On March 10, 1999, there were 97,468,429 shares of Common Stock and 91,137 shares of Series B Preferred outstanding, respectively.


VOTE REQUIRED

     Provided a quorum is present, the election of the director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("Broker Non-Votes") on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

     Provided a quorum is present, the affirmative vote of a majority of the votes cast with respect to the holders of shares of Common Stock and Series B Preferred issued and outstanding and entitled to vote is required for the ratification of the Company's independent accountants for fiscal 1999. Under Delaware law, abstentions and Broker Non-Votes are counted as present in determining whether the quorum requirement is satisfied. Abstentions and Broker Non-Votes have the same legal effect as a vote against ratification of the Company's independent accountants.

     Provided a quorum is present, pursuant to the Company's Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all shares of stock of the Company entitled to vote are required for the approval of the amendment of the Company's Restated Certificate of Incorporation to allow for action by written consent of the stockholders and for the approval of the Plan. Under Delaware law, abstentions and Broker Non-votes are counted as present in determining whether the quorum requirement is satisfied. Abstentions and Broker Non-votes have the same legal effect as a vote against the approval of the foregoing.

     Under the Delaware General Corporation Law, the stockholders of the Company are not entitled to appraisal rights or to any similar rights of dissenters for their shares of Common Stock or Series B Preferred in connection with the approval or consummation of transactions contemplated by the Plan.

     The Company will bear all the costs of solicitation of Proxies. In addition to the use of the mail, Proxies may be solicited by personal contact or telephone by certain directors, officers and employees of the Company, without payment of additional compensation for doing so. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy soliciting material to beneficial owners.

                  CERTAIN INFORMATION RELATING TO THE COMPANY



     For information concerning the Company's business, properties, and legal proceedings incidental to the Company's business, see Item 1 "Business," Item 2 "Properties" and Item 3 "Legal Proceedings" respectively, in the 10-K Report. Items 1, 2 and 3 of the 10-K Report are incorporated herein by reference and made a part of this Proxy Statement. For information regarding certain selected financial data concerning the Company, see Item 6 "Selected Financial Data" in the 10-K Report, which Items are incorporated herein by reference and made a part of this Proxy Statement.


     For a discussion of the Company's financial condition, changes in financial condition and results of operations, see Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 10-K Report, which Item is incorporated herein by reference and made a part of this Proxy Statement.


     The financial statements of the Company as of June 30, 1998 and for the year then ended can be found in Item 8 "Financial Statements and Supplementary Data" to the 10-K Report, which Item is incorporated herein by reference and made a part of this Proxy Statement. The financial statements of the Company as of and for the six months ended December 31, 1998 are set forth herein, beginning on page 20.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table shows, as of March 10, 1999, the beneficial ownership of shares of Common Stock and Series B Preferred by each person (i) known to OIS to be the beneficial owner of more than five percent (5%) of each such class of stock (ii) each director or director nominee, (iii) each Named Executive Officer (as defined below) and (iv) executive officers and directors as a group. All shares are owned directly except as otherwise indicated.


                                                              COMMON STOCK             SERIES B PREFERRED
                                                      ----------------------------    ---------------------
                                                       AMOUNT AND                     AMOUNT AND
                                                       NATURE OF                      NATURE OF     PERCENT
                                                       BENEFICIAL       PERCENT OF    BENEFICIAL      OF
             NAME AND ADDRESS OF OWNER                OWNERSHIP(1)        CLASS       OWNERSHIP      CLASS
             -------------------------                ------------      ----------    ----------    -------
GD Investments Corp. ...............................   77,562,451         79.6%         91,137       100%
2300 Harmon Road
Auburn Hills, MI 48326
William Davidson....................................   78,562,451(2)      80.6%         91,137(3)    100%
2300 Harmon Road
Auburn Hills, MI 48326
Ralph J. Gerson.....................................       20,108(4)        (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile Road
Northville, Michigan 48167
Jeffrey A. Knight...................................      310,000(5)        (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile Road
Northville, Michigan 48167
C.K. Prahalad.......................................       20,000(6)        (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile Road
Northville, Michigan 48167
Rex Tapp............................................      146,400(7)        (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile Road
Northville, Michigan 48167
Robert M. Teeter....................................       25,000(8)        (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile Road
Northville, Michigan 48167
Scott V. Thomsen....................................       91,250(9)        (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile Road
Northville, Michigan 48167
Charles C. Wilson...................................      120,650(10)       (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile Road
Northville, Michigan 48167
Mark S. Wrighton....................................       26,000(11)       (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile
Road Northville, Michigan 48167

                                                              COMMON STOCK             SERIES B PREFERRED
                                                      ----------------------------    ---------------------
                                                       AMOUNT AND                     AMOUNT AND
                                                       NATURE OF                      NATURE OF     PERCENT
                                                       BENEFICIAL       PERCENT OF    BENEFICIAL      OF
             NAME AND ADDRESS OF OWNER                OWNERSHIP(1)        CLASS       OWNERSHIP      CLASS
             -------------------------                ------------      ----------    ----------    -------
Peter Joel C. Young.................................       46,000(12)       (13)            --         --
c/o OIS Optical Imaging Systems, Inc.
47050 Five Mile Road
Northville, Michigan 48167
All executive officers and directors as a group(9
  persons)..........................................      805,408           (13)            --         --

---------------
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, whether through the exercise of options or warrants or through the conversion of another security.

 (2) Of these shares, William Davidson owns 1,000,000 shares directly and is deemed to beneficially own all of the shares owned directly by GD Investments Corp.

 (3) Of these shares, William Davidson is deemed to beneficially own all shares owned directly by GD Investments Corp.

 (4) Of these shares, 4,608 are owned by Mr. Gerson's children.

 (5) Of these shares, 307,000 shares are owned indirectly by Jeffrey A. Knight as a general partner of a limited partnership which has a 0.5% interest in OIS. Mr. Knight disclaims beneficial ownership of such shares held by the partnership.

 (6) These 20,000 shares represent shares underlying exercisable options.

 (7) Of these shares, 75,000 represent shares underlying exercisable options.

 (8) Of these shares 15,000 represent shares underlying exercisable options.

 (9) Of these shares 26,250 represent shares underlying exercisable options.

(10) Of these shares, 53,250 represent shares underlying exercisable options.

(11) Of these shares, 25,000 represent shares underlying exercisable options.

(12) Of these shares, 5,000 represent shares underlying exercisable options.

(13) Less than 1%.

        PROPOSAL NO. 1: APPROVAL OF PLAN OF LIQUIDATION AND DISSOLUTION

GENERAL

     The Board of Directors is proposing the Plan for approval by the stockholders at the Annual Meeting. The Plan was adopted by the Board of Directors, subject to stockholder approval, on November 11, 1998. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below. STOCKHOLDERS SHOULD READ THE PLAN IN ITS ENTIRETY.

     On November 11, 1998, the Board of Directors authorized, subject to stockholder approval, the orderly liquidation of the Company's assets pursuant to the Plan. The Plan provides that, if the requisite stockholder approval is received (such time of approval deemed the "Effective Date"), the officers and directors of the Company will initiate the complete liquidation and subsequent dissolution of the Company. After the Effective Date, OIS will not engage in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending suits by or against OIS, adjusting and winding up its business and affairs, selling and liquidating its properties and assets, including its intellectual property and other intangible assets, paying its creditors and making distributions to stockholders, if any, in accordance with the Plan. If it deems such action advisable, the Board of Directors may at any time transfer to a liquidating trust the remaining assets of the Company to complete the liquidation and distribution of the Company's assets to its stockholders pursuant to the Plan. The liquidating trust would then succeed to all of the assets, liabilities and obligations of the Company. The Board of Directors may appoint one or more individuals or corporate persons to act as trustee or trustees of such liquidating trust. Approval of the Plan by the stockholders of the Company also will constitute the approval by such stockholders of any appointment and compensation of such trustees.


     During the liquidation of the Company's assets, the Company may pay to the Company's officers, directors, employees, "wind-down" consultants, if any, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Approval of the Plan by stockholders of the Company will constitute the approval by the stockholders of the payment of any such compensation.


     As part of the benefits granted thereto, GDIC, the holder of all of the outstanding shares of the Series B Preferred, has the right to a preferential distribution of the assets of the Company in the event of a liquidation (the "Liquidation Preference"). As of December 31, 1998, the Liquidation Preference was equal to approximately $104.6 million, comprised of approximately $91.1 million worth of Series B Preferred, plus accrued dividends of approximately $13.5 million. If the stockholders approve the Plan, in addition to paying the debts of its creditors, OIS will be obligated to distribute the Liquidation Preference to GDIC prior to making any distributions to the holders of Common Stock.


     Once the liquidation of OIS's property and assets is substantially completed, or at such earlier time as determined by the Board of Directors, the officers of the Company will promptly execute and file a certificate of dissolution with the Secretary of State of the State of Delaware. BECAUSE OF THE EXISTING DEBT AND OTHER OBLIGATIONS OF OIS, INCLUDING THE SATISFACTION OF THE LIQUIDATION PREFERENCE, OIS DOES NOT BELIEVE THAT THE HOLDERS OF COMMON STOCK WILL RECEIVE ANY PROCEEDS FROM A LIQUIDATION.


     The following resolution will be offered at the Annual Meeting:


     "RESOLVED, that the Company's Plan of Liquidation and Dissolution recommended by the Board of Directors be authorized and approved."


BACKGROUND AND REASONS FOR THE PLAN; DIRECTORS' RECOMMENDATION

     In recent years, OIS's operating losses have averaged approximately $3.0 million per month. Although revenues increased significantly during each of the last three years, OIS's operating results for each such fiscal year continued to reflect substantial operating losses. Due to these ongoing losses, the Company has required constant infusions of significant amounts of additional capital to support its operations. The Company's primary source of funding in recent years has been Guardian.

     In the spring of 1997, OIS and Guardian jointly undertook a review to assess the financial viability of OIS and to develop a long term strategy for OIS. With the continued support and involvement of the Board of Directors, OIS retained two major independent consulting firms; the first to review the Company's principal market for active matrix liquid crystal displays ("AMLCDs"), which was the military and commercial avionics market, and the other to analyze the emerging x-ray imaging market. The result of each review, conducted over several months, was that the avionics market would not be sufficient to sustain financial viability for at least two to three years, if at all, and that, while the x-ray imaging market appeared to be quite large in the future, it would not completely materialize for at least five to seven years, if at all. Therefore, the Company concluded that it would not be financially viable as a stand alone company for at least several years until these markets developed, if such markets were to develop at all.



     Since it was evident that OIS could not be more fully financially independent for at least several years, in December 1997 the Board of Directors decided to launch a full scale effort to locate an investment partner that would have a strategic interest in OIS's success and the ability to bring significant value to the business. OIS and the Board of Directors, with the encouragement and cooperation of Guardian, continued to explore a full range of strategic alternatives throughout the remainder of 1998. In February 1998, OIS retained an investment banking firm to assist in this effort. During this process, numerous companies in the avionics and electronics industries, among others, were contacted and presented information about OIS regarding potential interest in an investment in OIS. During the summer and early fall of 1998, OIS also attempted to interest a group of its key customers in taking control of the Company. However, by early September 1998, it was evident that there were no prospective partners or investors interested in pursuing a strategic investment in the Company.



     In light of the Company's continued losses and failure of its efforts to locate an investment alternative, Guardian informed the Company that it would not make further investments in the Company. As a result of these developments, effective as of September 18, 1998, OIS ceased manufacturing operations in its Northville facility in accordance with a plant shutdown plan approved by the Board of Directors at a special meeting of the Board on September 13, 1998. Since September 18, 1998, OIS has not conducted significant operations. Accordingly, the Company anticipates that it will generate little or no future revenues, except in connection with a liquidation of its assets.



     On September 28, 1998, the U.S. Department of Commerce (the "Department of Commerce") issued a directive to the Company requiring that it continue to produce and deliver AMLCDs pursuant to certain customer contracts related to products made in connection with certain U.S. defense programs. The Company submitted a response to the directive in which it questioned many of the factual and legal premises of the directive, including the authority of the Department of Commerce to issue the directive and the practical feasibility of implementing it. As a result of discussions between the parties, the Department of Commerce and the Company entered into a standstill agreement originally effective from October 14, 1998, through November 14, 1998 (the "Standstill Agreement"), which was extended to November 18, 1998 by the mutual agreement of the parties. During the term of the Standstill Agreement, the Department of Commerce agreed that it would not initiate action to enforce the directive, and the Company agreed that it would not sell its Northville facility or certain finished goods and work-in-process inventory without the consent of the Department of Commerce. The Department of Commerce has not sought to enforce the directive, and the Company is not aware of any plans by the Department of Commerce to seek enforcement of the directive. However, if the Department of Commerce does seek to enforce the directive, the Company intends to advance all factually and legally supported positions in opposition to the directive. Successful enforcement of the directive could have a material adverse effect on the Company's ability to conduct an orderly liquidation of its assets.



     Although Guardian will not make any additional investments in OIS, OIS anticipates that funds received under a tax sharing agreement entered into with Guardian (the "Tax Sharing Agreement") and through the disposition of its assets, including its intellectual property and other intangible assets, will be sufficient to allow OIS to implement the shutdown plan and pay its debts as they become due. Because of the existing debt and other obligations of OIS, OIS does not believe that the holders of Common Stock will receive any proceeds from a liquidation.

     Considering the foregoing, the Board of Directors determined that it was in the best interest of the stockholders of the Company for the Company to be liquidated.

                ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY
              RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL

                  OF THE PLAN AS DESCRIBED IN PROPOSAL NO. 1.


     THIS PROXY STATEMENT CONTAINS STATEMENTS THAT ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMONG OTHER THINGS, THEY REGARD THE COMPANY'S LIQUIDITY, FINANCIAL CONDITION, OPERATIONAL MATTERS, CERTAIN STRATEGIC INITIATIVES AND ALTERNATIVES AND THEIR POTENTIAL OUTCOMES AND THE POTENTIAL VALUE OF THE COMPANY'S PROPERTY AND ASSETS. WORDS OR PHRASES DENOTING THE ANTICIPATED RESULTS OF FUTURE EVENTS, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECTS," "MAY," "NOT CONSIDERED LIKELY," "ARE EXPECTED TO," "WILL CONTINUE," "PROJECT," AND SIMILAR EXPRESSIONS THAT DENOTE UNCERTAINTY ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUE OF THE COMPANY'S PROPERTY AND ASSETS DO NOT RESULT IN AN EXACT DETERMINATION OF VALUE NOR ARE THEY INTENDED TO INDICATE THE AMOUNT, IF ANY, A STOCKHOLDER MAY RECEIVE IN LIQUIDATION. THE PRICES AT WHICH THE COMPANY WILL BE ABLE TO SELL ITS PROPERTY AND ASSETS DEPEND LARGELY ON FACTORS BEYOND THE COMPANY'S CONTROL, INCLUDING, WITHOUT LIMITATION, THE RATE OF INFLATION, CHANGES IN INTEREST RATES, THE CONDITION OF REAL ESTATE AND FINANCIAL MARKETS, THE ABILITY OF PROSPECTIVE PURCHASERS TO ADOPT AND PRACTICE THE COMPANY'S TECHNOLOGY AND INTELLECTUAL PROPERTY AND THE AVAILABILITY OF FINANCING TO PROSPECTIVE PURCHASERS.

     If the Plan is not approved by the stockholders, the Board of Directors will explore the alternatives then available for the future of the Company.

PRINCIPAL PROVISIONS OF THE PLAN

Cessation of Business Activities

     Pursuant to the Plan, after the Effective Date, the Company shall not engage in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending suits by or against it, adjusting and winding up its business and affairs, selling and liquidating its properties and assets and making distributions to stockholders, if any, in accordance with the Plan.

Liquidation of Assets


     Prior to the date the Company is dissolved, as provided for in the Plan, the Company will sell, transfer, or otherwise dispose of all of its property and assets, including its intellectual property and other intangible assets, to the extent, for such consideration and upon such terms and conditions as the Board of Directors deems expedient and in the best interests of the Company, its creditors and stockholders, without the requirement of further vote or action by the Company's stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. As part of the liquidation of its property and assets, the Company will collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company. Following the dissolution of the Company, any assets remaining available for distribution to holders of the Common Stock will be distributed only in accordance with the provisions of the Delaware General Corporation Law.


Payment of Debts

     Prior to making any distributions to the Company's stockholders, if any, the Company shall pay, or as determined by the Board of Directors, make reasonable provision to pay, all its claims and obligations, including all contingent, conditional or unmatured claims known to the Company. Following the Effective Date, the Board of Directors may establish a contingency reserve (the "Contingency Reserve") and set aside into the Contingency Reserve such amounts of cash or property of the Company as the Board of Directors, in its discretion, determines is sufficient to account for unknown events, claims, contingencies and expenses incurred in connection with the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in the Plan. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed in accordance with the Plan.

Preferred Stock; Liquidation Preference

     Prior to making any distribution to the holders of the Common Stock, if any, the Company shall, to the extent that sufficient funds are available, satisfy in full the Liquidation Preference of the Company's Series B Preferred, all of which is currently held by GDIC. In the event that the Company lacks sufficient funds to pay the Liquidation Preference in full, it shall distribute to GDIC all of its remaining property and assets, if any, in satisfaction of the Liquidation Preference.

Distributions to Common Stockholders

     Following the payment or the provision for the payment of the Company's claims and obligations and the payment in full of the Liquidation Preference, the Company will distribute pro rata to the holders of the Common Stock all of its remaining property and assets, if any, in one or a series of distributions. Because of its existing debt and other obligations, the Company does not believe its common stockholders will receive any proceeds from a liquidation.

Certificate of Dissolution


     Once the liquidation of the Company's property and assets is substantially completed (as determined by the Board of Directors) or such earlier time as the Board of Directors determines, in its discretion, to be appropriate, the officers of the Company will execute and file with the Secretary of State of the State of Delaware, a certificate of dissolution conforming to the requirements of Section 275 of the Delaware General Corporation Law (the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of State of the State of Delaware, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board of Directors in office at the time the Certificate of Dissolution is accepted for filing by the Secretary of State of the State of Delaware will have all powers provided to them under the Delaware General Corporation Law and other applicable law.


Powers of Board and Officers


     The Board of Directors and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to in the Plan, to interpret any of the provisions of the Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board of Directors and the officers of the Company deem necessary or desirable in order to carry out the provisions of the Plan and effect the complete liquidation and dissolution of the Company in accordance with the Delaware General Corporation Law and any rules and regulations of the Securities and Exchange Commission or any state securities commission.


Cancellation of Stock

     The distributions to the Company's stockholders pursuant to the Plan, if any, will be in complete redemption and cancellation of all of the outstanding Common Stock and Series B Preferred. As a condition to any disbursement under the Plan made after the filing of the Certificate of Dissolution (the "Dissolution Distribution"), the Board of Directors may require stockholders to surrender their certificates evidencing stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of Common Stock or Series B Preferred has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under the Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

Record Date and Restrictions on Transfer of Shares

     The Company will close its stock transfer books and discontinue recording transfers of Common Stock and Series B Preferred at the close of business on the record date fixed by the Board for the Dissolution Distribution (the "Record Date"), and thereafter, certificates representing the Common Stock and Series B Preferred shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Record Date, and, after the Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

Liquidating Trust

     If advisable for any reason to complete the liquidation and distribution, if any, of the Company's assets to its stockholders, the Board of Directors may at any time transfer to a liquidating trust (the "Liquidating Trust") the remaining assets of the Company. The Liquidating Trust thereupon will succeed to all of the then remaining assets of the Company, including all amounts in the Contingency Reserve, and any remaining liabilities and obligations of the Company. The sole purpose of the Liquidating Trust will be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to distribute the remaining assets of the Company, if any, to its stockholders. Any distributions made from the Liquidating Trust will be made in accordance with the provisions of the Plan. The Board of Directors may appoint one or more individuals or corporate persons to act as trustee or trustees of the Liquidating Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board of Directors determines. Approval of the Plan by the stockholders also will constitute the approval by the stockholders of any appointment of the trustees and of the liquidating trust agreement between the Company and such trustees.

Compensation


     The Company may pay to the Company's officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Further, if deemed advisable by the Board of Directors, the Company may pay a "wind-down" consultant reasonable compensation for services rendered in connection with the liquidation and dissolution of the Company. The Company presently employs thirteen full time (including Charles C. Wilson, President and Chief Financial Officer and Scott V. Thomsen, Vice President, Engineering and Fab Operations as officers of the Company) and three part time employees who will implement and conduct the liquidation of the Company's assets as set forth in the Plan. Additionally, Rex Tapp, the Company's former President and Chief Executive Officer, has been retained as a consultant to this process until June 30, 1999. Except for Mr. Wilson and Mr. Thomsen, all remaining employees have entered into agreements with the Company which will continue their employment until June 30, 1999. See "Compensation of Executive Officers -- Employment Agreements." The Company estimates the remaining compensation that will be due to all of these individuals to be approximately $1.3 million. At this time the Company has not engaged the services of the "wind-down' consultant. Approval of the Plan by the stockholders of the Company will constitute the approval of the stockholders of the payment of any such compensation referred to above.


Indemnification

     The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Certificate of Incorporation, bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the Contingency Reserve or out of assets transferred to the Liquidating Trust, if any. The Board of Directors and the trustees of any Liquidating Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

CONTINGENCIES; CREDITORS


     Under the Delaware General Corporation Law, in the event the Company fails to create an adequate Contingency Reserve for payment of its expenses and liabilities, or should such Contingency Reserve and the assets held by a Liquidating Trust be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of such stockholder's pro rata share of such excess. However, each stockholder's liability is limited to only such stockholder's pro rata share of amounts received by such stockholder from the Company or a Liquidating Trust.


     If the Company were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the Liquidating Trust, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of the Company's expenses and liabilities. Any such action could delay or substantially diminish the distributions, if any, to be made to stockholders and/or interest holders under the Plan.

ESTIMATE OF PROCEEDS FROM A LIQUIDATION


     As of December 31, 1998, OIS had approximately $4.5 million in accounts payable and other accrued liabilities due to unaffiliated parties such as its vendors and banks. In addition, the outstanding principal due under the Company's secured commercial credit facility with its banks and with respect to its subordinated note payable to Guardian were $36.5 million and $12.0 million, respectively. These obligations, combined with the Liquidation Preference of approximately $104.6 million, total approximately $157.6 million. This amount represents the Company's estimate of proceeds from the liquidation of the Company's assets that would be necessary before any distributions would be received by the holders of Common Stock.



     The Company estimates that it will receive between $25.0 and $30.0 million in proceeds from the liquidation of its tangible assets, net of accrued obligations. Additionally, the Company expects to market its portfolio of intellectual property (intangible assets) through either sale or licencing arrangements. Although the Company is not able to estimate the proceeds it may receive from the sale or licensing of its intellectual property, the Company does not expect such proceeds to satisfy its outstanding obligations as described above. THEREFORE, THE COMPANY DOES NOT BELIEVE THAT THE HOLDERS OF COMMON STOCK WILL RECEIVE ANY PROCEEDS FROM THE LIQUIDATION OF THE COMPANY.


LISTING AND TRADING OF THE COMMON STOCK AND INTERESTS IN THE LIQUIDATING TRUST

     The Company currently intends to close its stock transfer books on the Record Date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the shares will cease on and after such date.


     It is anticipated that the interests in the Liquidating Trust, if one is created, will not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors prior to the transfer of unsold assets to the Liquidating Trust and will be based on, among other things, the Board of Directors estimate of the value of the assets being transferred to the Liquidating Trust, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, the Company plans to distribute an information statement with respect to the Liquidating Trust at the time of the transfer of assets and the Liquidating Trust may be required to comply with the periodic reporting and proxy requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through the Nasdaq SmallCap Market quotation system and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.


     As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Material Federal Income Tax Consequences-Liquidating Trust"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

ABSENCE OF APPRAISAL RIGHTS


     Under the Delaware General Corporation Law, the stockholders of the Company are not entitled to appraisal rights or to any similar rights of dissenters for their shares of Common Stock or Series B Preferred in connection with the approval or consummation of the transactions contemplated by the Plan.


REGULATION DURING LIQUIDATION

     Except for compliance by the Company with the applicable rules and regulations of the Securities and Exchange Commission, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion is a general summary of the federal income tax consequences that may result from the liquidation of the Company and the distribution of its assets to its stockholders pursuant to the Plan in accordance with the provisions of the Internal Revenue Code as currently in force. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular stockholder or to certain types of persons subject to special treatment under federal income tax laws (for example, life insurance companies, tax-exempt organizations or financial institutions) and does not discuss any aspects of state, local or foreign tax laws that may apply to a particular stockholder. Because distributions, if any, pursuant to the Plan may occur at various times and in more than one tax year, no assurances can be given that the tax treatment described herein will continue to apply unchanged at the time of later distributions. Stockholders are urged to consult their personal tax advisors as to their own tax situation.

CONSEQUENCES TO THE COMPANY

     After adoption of the Plan, the Company will continue to be subject to federal income tax on its income until it completes the distribution of all of its cash and other properties to stockholders or liquidating trusts. The Company may recognize income with respect to any discharge of indebtedness by its creditors.

CONSEQUENCES TO STOCKHOLDERS

     If the Company's assets are insufficient to permit it to make liquidating distributions with respect to its outstanding Common Stock, each stockholder may be entitled to claim a loss to the extent of that stockholder's tax basis at the time it becomes certain that no such distributions will be made. Provided the stockholder holds the shares of Common Stock as capital assets, the loss will be a capital loss limited to each stockholder's basis in the Common Stock and will be long-term if the stockholder's holding period for such shares of Common Stock is more than one year, and short-term if such holding period is one year or less.

     If the Company makes liquidating distributions with respect to its outstanding Common Stock, each stockholder other than GDIC may recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to such stockholder, and (ii) the stockholder's tax basis in his or her shares of

Common Stock. Provided the stockholder holds the shares of Common Stock as capital assets, gain or loss recognized by a stockholder will be capital gain or loss and will be long-term if the stockholder's holding period for the shares of Common Stock is more than one year, and short-term if such holding period is one year or less. On receipt of liquidating distributions from the Company, GDIC may not recognize gain or loss.

     A stockholder's gain or loss will be computed on a "per share" basis. Each stockholder must allocate liquidating distributions from the Company, if any, equally to each share of Common Stock and compare the allocated portion of each liquidating distribution with the stockholder's tax basis in each such share. Because it is likely that any liquidating distributions will be paid in installments, each stockholder must first recover the stockholder's tax basis in each share before recognizing any gain or loss. Thus, each stockholder may recognize gain on an installment only to the extent that the aggregate value of the installment, and all prior installments the stockholder received with respect to any share of Common Stock, exceeds the tax basis in that share, and may recognize a loss with respect to any share of Common Stock only when the stockholder has received the final installment and the aggregate value of all liquidating distributions from the Company with respect to that share of Common Stock is less than the stockholder's tax basis in such share.

LIQUIDATING TRUST

     If the Company transfers its assets to a Liquidating Trust, the stockholders may be treated for tax purposes as having received their pro rata share of those Company assets when the transfer occurs. The amount of the taxable distribution to the stockholders on the transfer of the Company's assets to the Liquidating Trust would be reduced by the amount of the Company's known liabilities which the Liquidating Trust assumes or to which such transferred assets are subject. The Liquidating Trust itself generally will not be subject to tax. After the formation of the Liquidating Trust, each stockholder would take into account for federal income tax purposes the stockholder's allocable portion of any income, gain, deduction or loss which the Liquidating Trust recognizes. Distributions by the Liquidating Trust to the stockholders may not be taxable to them. Each stockholder may become liable for tax as a result of the ongoing operations of the Liquidating Trust, even if the Liquidating Trust has not made any actual distributions to stockholders.

TAXATION OF NON-UNITED STATES STOCKHOLDERS

     Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

STATE AND LOCAL TAX

     Stockholders may also be subject to state or local taxes, and should consult their tax advisors with respect to the state and local tax consequences of the Plan.


     THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SUMMARY

     As described below, on September 18, 1998, OIS discontinued manufacturing operations at its Northville facility pursuant to a plan shut down approved by its board of directors. Accordingly, OIS conducted no operations for the three month period ended December 31, 1998.

Discontinuance of Operations


     As disclosed in its public reports, OIS, with the encouragement and cooperation of Guardian, had been exploring a full range of strategic alternatives throughout fiscal 1998. Guardian, through GDIC, is the majority stockholder of the Company. In February 1998, OIS retained an investment banking firm and began seeking one or more investors with a strategic interest in providing long term funding to OIS. During this process numerous companies in the avionics and electronics industries, among others, were contacted and presented with information about OIS. During the summer and early fall of 1998, OIS and Guardian also attempted to interest a group of OIS's key customers in acquiring control of OIS. In September 1998, in light of the Company's continued operating losses and the failure of this strategic investment process, Guardian informed the Company that it would not make any further investments in the Company. As a result of these developments, effective as of September 18, 1998, OIS ceased manufacturing operations in its Northville facility in accordance with a plant shutdown plan approved by its Board of Directors. The Company did not conduct significant operations for the period from September 18, 1998 to September 30, 1998. Accordingly, the Company anticipates that it will generate little or no future revenues, except in connection with the liquidation of its assets.


     On September 28, 1998, the Department of Commerce issued a directive to the Company requiring that it continue to produce and deliver AMLCDs pursuant to certain contracts between the Company and certain of its customers which were allegedly subject to, and rated under, the Defense Priorities and Allocations System ("DPAS") regulations (15 C.F.R. Part 700), which regulations govern the performance of certain contracts for the supply of goods in connection with U.S. defense programs. In response to the directive, the Company advised the Department of Commerce that the Company believes the Department of Commerce's directive is not authorized by applicable law and is based on incorrect factual premises, particularly concerning the existence of any remaining obligations under any DPAS rated contracts. In addition, the Company believes that, given its present financial difficulties and its reduction of employees at its Northville manufacturing facility, compliance with the Department of Commerce's directive would not be in the best interests of its creditors and stockholders. As a result of discussions between the parties, the Department of Commerce and the Company entered into the Standstill Agreement originally effective from October 14, 1998, through November 14, 1998, which was extended to November 18, 1998 by the mutual agreement of the Parties. During the terms of the Standstill Agreement, the Department of Commerce agreed that it would not initiate action to enforce the directive, and the Company agreed that it would not sell the Northville facility or certain finished goods and work-in-process inventory without the consent of the Department of Commerce. The Company is not aware of any plans by the Department of Commerce to seek enforcement of the directive. In February 1999, the Department of Commerce initiated discussions with the Company to revoke the outstanding directive. The Company expects that the Department of Commerce will revoke the directive and this matter will be concluded.


     In October 1998, several of the Company's former customers initiated claims against the Company in Michigan state court seeking damages for breach of contract. In addition, certain of these customers sought preliminary injunctive relief directing the Company to continue manufacturing operations. After a hearing on October 16, 1998 concerning the preliminary injunction, the court declined to order the Company to resume manufacturing operations or to take any steps to complete any work-in-process but did order the Company to deliver certain finished goods to these former customers and to refrain from selling certain work-in-process to third parties. The Company has complied with the court order. In January 1999, the Company entered into agreements with the majority of these former customers to allow them to complete certain work-in-process related to their specific programs using the OIS facility. A condition of these agreements is a full and general release of any claims these former customers have or could initiate.

Plan of Liquidation


     On November 11, 1998, the Board of Directors authorized, subject to stockholder approval, the orderly liquidation of the Company's assets pursuant to the Plan. The Plan provides that, if the requisite stockholder approval is received (such time of approval deemed the "Effective Date"), the officers and directors of the Company will initiate the complete liquidation and subsequent dissolution of the Company. After the Effective Date, OIS will not engage in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending suits by or against OIS, adjusting and winding up its business and affairs, selling and liquidating its properties and assets, including its intellectual property and other intangible assets, paying its creditors and making distributions to stockholders, if any, in accordance with the Plan.



     Under the Plan, OIS will sell, transfer, or otherwise dispose of all of its property and assets, including its intellectual property and other intangible assets, to the extent, for such consideration and upon such terms and conditions as the Board of Directors deems expedient and in the best interest of OIS, its creditors and its stockholders. Prior to making any distributions, if any, to its stockholders, OIS will pay or make reasonable provisions to pay all of its claims and obligations, including all contingent, conditional or unmatured claims known to OIS. As part of the benefits granted thereto, GDIC, the holder of the outstanding shares of the Series B Preferred, has the right to the Liquidation Preference. If the Company's stockholders approve the Plan, in addition to paying the debts of its creditors, the Company will be obligated to distribute the Liquidation Preference to GDIC prior to any distributions to the holders of Common Stock.



     Subject to its stockholders' approval of the Plan, the Company has been and will continue focusing its efforts on locating prospective buyers primarily interested in acquiring all or substantially all of the tangible assets of the Company. In anticipation of the possibility that it will be unable to effect a single transaction sale, the Company has been and will continue preparing for a liquidation involving separate multiple transactions by identifying prospective buyers for much of the Company's equipment and soliciting such buyers to access levels of interest. Although no timetable has been formally established, the Company anticipates that the liquidation of its assets will be substantially completed by June 30, 1999.



     Once the liquidation of OIS's property and assets is substantially completed, or at such earlier time as determined by the Board of Directors, the officers of the Company will promptly execute and file a certification of dissolution with the Secretary of State of the State of Delaware. Because of the existing debt and other obligations of OIS, OIS does not believe that the holders of Common Stock will receive any proceeds from a liquidation.


Liquidation Basis of Accounting

     As a result of the contemplated liquidation discussed above, the Company changed its method of accounting from the going concern historical cost basis to the liquidation basis of accounting effective September 18, 1998. The going concern historical cost basis of accounting contemplates the realization of assets and liabilities in the ordinary course of business. The liquidation basis of accounting requires that assets and liabilities be valued at their estimated liquidation value. Assets and liabilities which have not been revalued to liquidation value are disclosed as such on the face of the financial statements. In addition, under the liquidation basis of accounting, gains and losses from dispositions of assets are displayed as net amounts versus gross revenue and expenses under the going concern historical cost basis of accounting. The primary financial statements required under the liquidation basis of accounting are a Statement of Net Assets (Deficiency) and a Statement of Changes in Net Assets (Deficiency).

     Under the liquidation basis of accounting, the Company believes that the going concern historical cost basis of cash and property and equipment will be realized and therefore deemed that no adjustment to the carrying value was necessary. Certain accounts receivable from employees, totaling approximately $110,000, were deemed uncollectable due to the lay off of the employees and were written off to adjust the going concern historical costs basis of accounts receivable to liquidation value. Prepaid assets and deferred income taxes were valued at the estimated cash liquidation value. Accordingly, the Company wrote off approximately $90,000 in prepaid assets as a result of the change to the liquidation basis of accounting. The Company recorded deferred income taxes of $1,826,000 resulting from the accrual of closure costs discussed below (see Note B to the Company's unaudited financial statements which make a part of this Proxy Statement). In addition, the Company wrote off approximately $214,000 in construction in progress which was not expected to be completed due to the probable liquidation of the Company. Initially, the Company anticipated that inventory would be realized at its going concern historical cost basis. However, a buyer that had expressed interest in purchasing substantially all of the Company's assets has formally notified the Company that it no longer had the intention to purchase the Company's assets. Accordingly, the Company reassessed the liquidation value of all assets and determined that it is not likely that the Company could realize the carrying value of inventory. Accordingly, the Company recorded an additional write down of inventory to estimated liquidation value of approximately $700,000, net of a tax benefit of approximately $380,000. The Company anticipates that accounts payable, accrued liabilities, accrued interest and income taxes payable to affiliate will be settled at their going concern basis carrying values and accordingly they have not been adjusted based upon the change to the liquidation basis of accounting. Bank debt and subordinated note payable to affiliate have not been revalued to liquidation basis primarily due to uncertainties as to when they would be settled based on the ultimate disposal of the Company's assets. The Company's accounting policies under the liquidation basis of accounting which differ from those under the going concern basis of accounting are discussed in Note B to the Company's unaudited financial statements which make a part of this Proxy Statement.


     Accrued closure costs represent costs to be incurred by the Company in implementing the shutdown plan approved by the Board of Directors and in preparing the facility for sale. The Company has accrued all reasonably estimatable costs directly associated with implementing the shutdown plan and in preparing for the sale of the facility. The accrual consists primarily of employee payroll and severance costs, totaling approximately $3,900,000 and estimated operating expenses during shutdown. Estimated operating expenses during the shutdown consist primarily of insurance expense, totaling $286,000, utilities expenses totaling $658,000 and other operating expenses totaling $372,000. Employee payroll and severance costs were estimated based on known payroll and severance commitments, including applicable fringe benefits, through approximately June 30, 1999, the date upon which most of the Company's current employees' employment agreements terminate. Operating expenses were estimated based on historical amounts, adjusted for the reduced activity of the Company during the liquidation period, which are expected to be incurred through June 30, 1999 to maintain the facility as required by the Company's debt and other agreements. Although no timetable has been formally established, it is expected that the liquidation will be substantially completed by June 30, 1999. The Company has not accrued costs which could vary significantly based on the timing of the proposed liquidation or are not reasonably estimatable. The most significant of these costs are interest and legal expenses. This accrual represents the Company's estimate of anticipated closure costs, however, actual costs incurred could differ materially from the estimate.


Commercial Credit Facility

     The Company is in violation of certain covenants contained in its credit agreement with NBD Bank N.A. and Bank of America NT&SA. Certain of the violations have been waived by the lending institutions but the lending institutions have the right to demand the repayment of all amounts outstanding. In addition, under the terms of the credit agreement the lending institutions have the right to demand repayment of amounts due based on the lending institutions' discretion as to whether a material adverse change has occurred in the Company's business. It is probable that the Company will be unable to meet the ongoing covenants in the credit agreement during fiscal 1999. The Company believes that it will be able to obtain waivers of these violations as they occur and that, if so, the lending institutions will not exercise their demand rights.

     Although Guardian will not make any additional investments in OIS, OIS anticipates that funds received under the Tax Sharing Agreement and through the disposition of its assets will be sufficient to allow OIS to implement the shutdown plan and liquidation and pay its debts as they become due.

RESULTS OF OPERATIONS


Three Months Ended December 31, 1998 and 1997


     As discussed in the summary above, the Company conducted no manufacturing operations during the three months ended December 31, 1998, as a result of the plant shutdown effective September 18, 1998. Accordingly, there is no comparison of results of operations with the three months ended December 31, 1997. Following is a summary of actions taken during the three months ended December 31, 1998 as the Company pursued various options, discussed above, related to the contemplated liquidation of the Company.


     The Company continued to liquidate its inventories to its former customers. In addition, the Company was informed that a potential buyer for the Company would no longer actively pursue the purchase of the Company's assets. Accordingly, the Company recorded a net loss of approximately $0.7 million, net of related tax benefit of approximately $0.4 million, to reduce inventories to estimated liquidation value based on this change in contemplated liquidation.

     The Company incurred approximately $0.5 million in interest expense, net of related tax benefit of approximately $0.3 million, to service the Company's outstanding bank debt. In addition, $0.2 million in legal expenses, net of related tax benefit of $0.1 million, were incurred related to the shutdown and to prosecute and defend various legal actions by and against the Company, as discussed in the summary above

Period from July 1, 1998 to September 18, 1998 and the Six Months Ended December 31, 1997

REVENUES

     Total revenues for the period from July 1, 1998 to September 18, 1998 (the "1999 Operating Period") of approximately $2.9 million were 76% lower than total revenue for the six months ended December 31, 1997 of $12.1 million. This decrease is attributable to the cessation of manufacturing operations in the Northville facility on September 18, 1998.

     The Company derived no revenues from engineering development agreements during the 1999 Operating Period, a decrease of $554,686 in revenues from the first six months of fiscal 1998. This decrease was due to the Company's decreased focus on engineering development agreements.

COST OF SALES

     Cost of sales for the 1999 Operating Period of approximately $7.4 million was 68% lower than the cost of sales for the first six months of fiscal 1998 of approximately $23.2 million. This decrease in cost of sales is primarily attributable to the cessation of manufacturing operations in the Northville facility on September 18, 1998.

OTHER COSTS

     The Company's operating expenses, which consist of internal research and development and selling, general and administrative expenses, decreased approximately 56% during the 1999 Operating Period when compared to the first six months of fiscal 1998. This decrease resulted principally from the cessation of manufacturing operations in the Northville facility on September 18, 1998.

CHANGES IN NET ASSET DEFICIENCY


     The change in net asset deficiency of approximately $2.4 million was due to the accrual of estimated closure costs of approximately $3.8 million, net of related tax benefit of approximately $1.8 million; the recognition of the local government subsidy of approximately $2.8 million; a reduction of inventory to estimated liquidation value of approximately $0.7 million, net of related tax benefit of approximately $0.4 million; and interest and legal expenses incurred of approximately $0.7 million, net of related tax benefit of approximately $0.4 million. Accrued closure costs represent costs to be incurred by the Company in implementing the shutdown plan approved by the Board of Directors and in preparing the Company's Northville facility for sale. The Company has accrued all reasonably estimatable costs directly associated with implementing the shutdown plan and in preparing for the sale of its Northville facility. The accrual consists primarily of employee payroll and severance costs totaling $3,900,000 and other estimated operating expenses during the shutdown. Estimated operating expenses during the shutdown consist primarily of insurance expense, totaling $286,000, utilities expenses totaling $658,000 and other operating expenses totaling $372,000. Employee payroll and severance costs were estimated based on known payroll and severance commitments, including applicable fringe benefits, through approximately June 30, 1999, the date upon which most of the Company's current employees' employment agreements terminate. Operating expenses were estimated based on historical amounts, adjusted for the reduced activity of the Company during the liquidation period, which are expected to be incurred through June 30, 1999 to maintain the facility as required by the Company's debt and other agreements. Although no timetable has been formally established, it is expected that the liquidation will be substantially completed by June 30, 1999.


     The Company has not accrued costs which could vary significantly based on the timing of the proposed liquidation or are not reasonably estimatable. The most significant of these costs are interest and legal expenses. This accrual represents the Company's estimate of anticipated closure costs, however, actual costs incurred could differ materially from this estimate. The local government subsidy had been amortized over 30 years. As the Company has met all requirements of the local government subsidy, and will no longer have any operations, the remaining balance was recognized as of September 18, 1998. Initially, the Company anticipated that inventory would be realized at its going concern historical cost basis. However, a buyer that had expressed interest in purchasing substantially all of the Company's assets formally notified the Company that it no longer had the intention to purchase the Company's assets. Accordingly, the Company reassessed the liquidation value of all assets and determined that it is not likely that the Company could realize the carrying value of its inventory.

     Following is a summary of amounts utilized and provided for in accrued closure costs during the period from September 18, 1998 to December 31, 1998:

                                                                         CHARGES AGAINST       BALANCE AT
                   COMPONENT                        ORIGINAL ESTIMATE        ACCRUAL        DECEMBER 31, 1998
                   ---------                        -----------------    ---------------    -----------------
Payroll and related.............................       $3,900,000          $(2,853,000)        $1,047,000
Utilities.......................................          658,000             (258,000)           400,000
Other operating expenses........................          372,000             (272,000)           100,000
Insurance.......................................          286,000             (136,000)           150,000
                                                       ----------          -----------         ----------
Total...........................................       $5,216,000          $(3,519,000)        $1,697,000
                                                       ==========          ===========         ==========

LIQUIDITY AND CAPITAL RESOURCES

Liquidity


     On September 17, 1998 Guardian, the Company's principal source of funding, informed OIS that, in light of the Company's continued operating losses and the failure of the strategic investment process, Guardian would not make any further investments in the Company to fund operations. As a result, effective September 18, 1998, OIS ceased manufacturing operations in accordance with a plant shutdown plan approved by the Board of Directors. The Company's cash and cash equivalents at December 31, 1998 were $214,372.



     The Board of Directors has, subject to stockholder approval, authorized the orderly liquidation of the Company's assets pursuant to the Plan. Because of its existing debt and other obligations, OIS does not believe that the holders Common Stock will receive any proceeds from a liquidation. However, OIS currently anticipates that funds received under the Tax Sharing Agreement and through the disposition of its assets will be sufficient to allow OIS to implement the shutdown plan and liquidation and pay its debts as they become due.


     While the Company's cash had decreased at December 31, 1998, to approximately $214,000 from approximately $1.1 million at June 30, 1998, the Company expects to meet its obligations through collection of accounts receivable, the sale of both finished and partially completed inventory on hand, the sale of raw materials, supplies, fixtures, equipment and the facility and amounts received under the Tax Sharing Agreement.

Capital Resources

     As a result of the discontinuation of its operations, the Company's sole source of funds will be from the disposition of the assets described above.

     The Company has exhausted its $52.5 million commercial credit facility with NBD Bank N.A. and Bank of America NT&SA. In addition, on March 30, 1998, the Company granted those banks a first priority lien and security interest in all tangible and intangible assets of the Company, including intellectual property, to secure repayment of the commercial credit facility. The credit agreement governing the commercial credit facility contains a number of financial and other covenants. The Company is not currently in compliance with all of the covenants contained in the credit agreement. The banks have the right to demand repayment of amounts outstanding as long as the Company has not cured the event of default or obtained a waiver from the banks or, if in the banks discretion, a material adverse change has occurred with respect to the Company's business. It is probable that the Company will not be able to meet the ongoing covenants in its credit agreement during fiscal 1999. If the Company is unable to meet these covenant requirements and is unable to secure a waiver from the banks, the banks have the right to demand the immediate repayment of amounts outstanding. On December 31, 1998, the Company made an additional principal repayment of $2.75 million which was funded through receipt of a payment from Guardian under the Tax Sharing Agreement. The commercial credit facility matures in December 1999, and quarterly principal installments are due as follows: $3.38 million on each of March 31, 1999 and June 30, 1999; $3.88 million on September 30, 1999; and $25.88 million on December 31, 1999.


     The 10-K Report, which is being sent to the Company's stockholders with this Proxy Statement in connection with the Annual Meeting, is incorporated herein by reference. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference. The financial statements of the Company as of and for the six months ended December 31, 1998 are set forth herein, beginning on the following page.

                        PART I -- FINANCIAL INFORMATION

FINANCIAL STATEMENTS

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                            STATEMENT OF CHANGES IN
                         NET ASSETS (LIQUIDATION BASIS)
             FOR THE PERIOD FROM JUNE 30, 1998 TO DECEMBER 31, 1998
                                  (UNAUDITED)

Stockholders' deficit at June 30, 1998 (going concern
  historical cost basis)....................................    $(11,339,920)
Net loss from operations for the period from July 1, 1998 to
  September 18, 1998........................................      (4,624,961)
Change in deferred compensation from July 1, 1998 to
  September 18, 1998........................................         248,012
                                                                ------------
Stockholders' deficit at September 18, 1998 (going concern
  historical cost basis)....................................     (15,716,869)
Accrual of estimated closure costs anticipated from
  discontinuance of manufacturing operations on September
  18, 1998, net of tax benefit of $1,826,000................      (3,802,234)
Recognition of local government subsidy due to
  discontinuance of manufacturing operations on September
  18, 1998..................................................       2,775,000
Reduction of inventory balance to liquidation basis, net of
  estimated tax benefit of $380,000.........................        (712,364)
Expenses incurred:
  Interest expense, net of tax benefit of $255,000..........        (473,727)
  Legal expense, net of tax benefit of $128,000.............        (237,220)
                                                                ------------
Net asset deficiency at December 31, 1998...................    $(18,167,414)
                                                                ============

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                 STATEMENTS OF OPERATIONS (GOING CONCERN BASIS)
                                  (UNAUDITED)

                                                                     FOR THE PERIOD FROM
                                                  THREE MONTHS          JULY 1, 1998           SIX MONTHS
                                                      ENDED                THROUGH                ENDED
                                                DECEMBER 31, 1997    SEPTEMBER 18, 1998     DECEMBER 31, 1997
                                                -----------------    -------------------    -----------------
REVENUES
Display revenue.............................       $ 4,963,468           $ 2,541,638          $ 10,435,001
Engineering revenue.........................           170,507                    --               554,686
Sensor and other revenue....................           529,979               394,405             1,152,996
                                                   -----------           -----------          ------------
TOTAL REVENUES..............................         5,663,954             2,936,043            12,142,683

COST OF SALES
Display.....................................        10,388,109             5,936,692            20,555,200
Engineering.................................           357,127                    --             1,218,384
Sensor and other............................           812,598             1,419,069             1,472,591
                                                   -----------           -----------          ------------
TOTAL COST OF SALES.........................        11,557,834             7,355,761            23,246,175
  GROSS LOSS................................        (5,893,880)           (4,419,718)          (11,103,492)

OPERATING EXPENSES
Internal research and development...........           362,716               351,491               727,784
Selling, general and administrative.........         1,795,395             1,417,780             3,267,623
                                                   -----------           -----------          ------------
TOTAL OPERATING EXPENSES....................         2,158,111             1,769,271             3,995,407
  OPERATING LOSS............................        (8,051,991)           (6,188,989)          (15,098,899)

OTHER INCOME (EXPENSE)
Interest expense............................        (1,169,553)           (1,093,430)           (2,268,479)
Interest income.............................             4,555                 6,158                13,833
Licensing and royalties.....................           100,000               120,000               177,204
Other.......................................            27,560                25,300                88,261
                                                   -----------           -----------          ------------
TOTAL OTHER INCOME (EXPENSE)................        (1,037,438)             (941,972)           (1,989,181)
                                                   -----------           -----------          ------------
Loss before income tax benefit..............        (9,089,429)           (7,130,961)          (17,088,080)
Income tax benefit..........................         3,180,000             2,506,000             5,981,000
                                                   -----------           -----------          ------------
NET LOSS....................................        (5,909,429)           (4,624,961)          (11,107,080)
                                                   -----------           -----------          ------------
Preferred stock dividends, unaccrued and
  unpaid....................................         1,487,913             1,837,721             2,972,758
                                                   -----------           -----------          ------------
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS...       $(7,397,342)          $(6,462,682)         $(14,079,838)
                                                   ===========           ===========          ============
NET LOSS PER COMMON SHARE (NOTE B)..........       $      (.08)          $      (.07)         $       (.14)
                                                   ===========           ===========          ============

See notes to financial statements.

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                  STATEMENT OF NET ASSETS (LIQUIDATION BASIS)
                                  (UNAUDITED)

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
ASSETS
  Cash and cash equivalents.................................  $    214,372
  Accounts receivable.......................................     1,303,559
  Inventory.................................................     4,561,000
  Prepaid assets............................................     1,377,455
  Property and equipment....................................    21,000,000
  Deferred income taxes.....................................     8,926,000
                                                              ------------
     TOTAL ASSETS...........................................    37,382,386
                                                              ------------
LIABILITIES
  Accounts payable..........................................     1,265,366
  Accrued liabilities.......................................       587,062
  Accrued interest..........................................     1,117,766
  Accrued closure costs.....................................     1,697,000
  Income taxes payable to affiliate.........................     2,382,606
  Bank debt (not revalued to liquidation value).............    36,500,000
  Subordinated note payable to affiliate (not revalued to
     liquidation value).....................................    12,000,000
                                                              ------------
     TOTAL LIABILITIES......................................    55,549,800
                                                              ------------
     NET ASSET DEFICIENCY...................................  $(18,167,414)
                                                              ============

See notes to financial statements.

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                                 BALANCE SHEET

                                     ASSETS
                             (GOING CONCERN BASIS)

                                                                JUNE 30, 1998
                                                                -------------
CURRENT ASSETS
  Cash and cash equivalents.................................     $ 1,078,567
  Accounts receivable (Net of reserve for doubtful accounts
     of $60,000)............................................       4,040,661
  Inventories...............................................       9,411,086
  Income tax receivable from affiliate......................       5,100,756
  Prepaid expenses and other current assets.................         771,105
                                                                 -----------
       TOTAL CURRENT ASSETS.................................      20,402,175
PROPERTY AND EQUIPMENT
  Land......................................................       3,000,000
  Building..................................................      11,100,000
  Machinery and other equipment.............................       6,900,000
                                                                 -----------
       TOTAL PROPERTY AND EQUIPMENT.........................      21,000,000
Less accumulated depreciation...............................              --
       TOTAL PROPERTY AND EQUIPMENT, NET....................      21,000,000
                                                                 -----------
       DEFERRED INCOME TAXES................................       7,000,000
                                                                 -----------
       TOTAL ASSETS.........................................     $48,402,175
                                                                 ===========

See notes to financial statements.

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                                 BALANCE SHEET

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                             (GOING CONCERN BASIS)

                                                                JUNE 30, 1998
                                                                -------------
CURRENT LIABILITIES
  Subordinated note payable to affiliate....................    $  12,000,000
  Current installment on long-term debt.....................       42,000,000
  Accounts payable..........................................        1,569,244
  Accrued interest..........................................          997,129
  Other accrued liabilities.................................          375,722
                                                                -------------
          TOTAL CURRENT LIABILITIES.........................       56,942,095
LOCAL GOVERNMENT SUBSIDY....................................        2,800,000
                                                                -------------
          TOTAL LIABILITIES.................................       59,742,095
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT
  Preferred Stock, par value $0.01 per share:
     Series B, 8% cumulative, non-convertible and voting
       Authorized -- 100,000 shares
       91,137 issued and outstanding........................              911
  Common Stock, par value $0.01 per share:
     Authorized -- 125,000,000 shares
       97,468,429 issued and outstanding....................          974,684
  Additional paid-in capital................................      159,581,155
  Accumulated deficit.......................................     (171,458,726)
  Deferred compensation.....................................         (437,944)
                                                                -------------
          TOTAL STOCKHOLDERS' DEFICIT.......................      (11,339,920)
                                                                -------------
          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT.......    $  48,402,175
                                                                =============

See notes to financial statements.

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                             (GOING CONCERN BASIS)
                                  (UNAUDITED)

                                                             FOR THE PERIOD FROM
                                                                JULY 1, 1998
                                                                   THROUGH         SIX MONTHS ENDED
                                                                SEPTEMBER 18,        DECEMBER 31,
                                                                    1998                 1997
                                                             -------------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss...............................................     $(4,624,961)        $(11,107,080)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
       Depreciation and recognition of local government
          subsidy...........................................         (25,000)           3,100,000
       Deferred compensation expense........................         248,012              454,750
     Impact on cash flows from changes in assets and
       liabilities:
       Receivables..........................................       6,349,574           (1,507,346)
       Prepaid expenses and other assets....................        (176,722)            (425,295)
       Inventory............................................          99,359           (1,665,187)
       Accounts payable and accrued expenses................         201,074              900,509
       Deferred revenues....................................              --             (112,204)
                                                                 -----------         ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.........       2,071,336          (10,361,853)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................        (214,584)            (665,966)
                                                                 -----------         ------------
NET CASH USED IN INVESTING ACTIVITIES.......................        (214,584)            (665,966)
CASH FLOWS FROM FINANCIAL ACTIVITIES:
  Principal payments on long term debt......................      (2,750,000)                  --
  Net proceeds from issuance of debt and notes..............              --            9,000,000
  Net proceeds from issuance of common stock................              --                9,545
  Net proceeds from issuance of preferred stock.............              --            2,000,000
                                                                 -----------         ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.........      (2,750,000)          11,009,545
                                                                 -----------         ------------
DECREASE IN CASH AND CASH EQUIVALENTS.......................        (893,248)             (18,274)
NET CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD........       1,078,567              960,042
                                                                 -----------         ------------
NET CASH AND CASH EQUIVALENTS AT END OF PERIOD..............     $   185,319         $    941,768
                                                                 ===========         ============

See notes to financial statements.

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                             (GOING CONCERN BASIS)
                                  (UNAUDITED)

                                                                           FOR THE PERIOD FROM
                                                                           JULY 1, 1998 THROUGH     SIX MONTHS ENDED
                                                                            SEPTEMBER 18, 1998      DECEMBER 31, 1997
                                                                           --------------------    -----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest......................................                     $1,010,091            $1,994,314
Cash equivalents:
Cash equivalents consist of investments in short-term, highly-liquid securities having maturity of three months or less, made as a part of OIS' cash management activity.
SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTIONS:
Adjust deferred compensation................................                                           $  275,785

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE A -- FINANCIAL STATEMENTS PRESENTATION


     The condensed financial statements included herein have been prepared by OIS without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 10-K Report. On September 18, 1998 the Company changed is basis of accounting from the going concern historical cost basis to the liquidation basis of accounting. The primary differences between these methods are discussed below and in Note B.



     During fiscal 1998, the Company, with the encouragement and cooperation of Guardian, had been exploring a full range of strategic alternatives. Guardian, through its majority-owned subsidiary, GDIC, is the Company's majority stockholder. In February 1998, the Company retained an investment banking firm and began seeking one or more investors with a strategic interest in providing long term funding to the Company. The results of this search were not successful in securing additional financing or a buyer for the Company. In September 1998, in light of the Company's continued operating losses and the failure of this strategic investment process, Guardian informed the Company that it would not make any further investments in the Company. As a result of these developments, effective September 18, 1998, the Company ceased manufacturing operations at its Northville facility in accordance with a plant shutdown plan approved by the Board of Directors. In addition, the Company canceled substantially all of its outstanding contracts and laid off substantially all of its employees. During the second quarter of fiscal 1999, the Company did not conduct any manufacturing operations in its Northville facility. A core group of employees remain at the facility to maintain and prepare for the anticipated liquidation of the Company's assets.



     On September 28, 1998, the Department of Commerce issued a directive to the Company requiring that it continue to produce and deliver AMLCDs pursuant to certain contracts between the Company and certain of its customers which were allegedly subject to, and rated under, the DPAS regulations (15 C.F.R. Part
700), which regulations govern the performance of certain contracts for the supply of goods in connection with U.S. defense programs. In response to the directive, the Company advised the Department of Commerce that the Company believes the Department of Commerce's directive is not authorized by applicable law and is based on incorrect factual premises, particularly concerning the existence of any remaining obligations under any DPAS rated contracts. In addition, the Company believes that, given its present financial difficulties and its reduction of employees at its Northville manufacturing facility, compliance with the Department of Commerce's directive would not be in the best interests of its creditors and stockholders. As a result of discussions between the parties, the Department of Commerce and the Company entered into the Standstill Agreement originally effective from October 14, 1998, through November 14, 1998, which was extended to November 18, 1998 by the mutual agreement of the parties. During the terms of the Standstill Agreement, the Department of Commerce agreed that it would not initiate action to enforce the directive, and the Company agreed that it would not sell the Northville facility or certain finished goods and work-in-process inventory without the consent of the Department of Commerce. The Company is not aware of any plans by the Department of Commerce to seek enforcement of the directive. In February 1999, the Department of Commerce initiated discussions with the Company to revoke the outstanding directive. The Company expects that the Department of Commerce will revoke the directive and this matter will be concluded.


     The Company is in violation of certain covenants contained in its credit agreement with NBD Bank N.A. and Bank of America NT&SA. In addition, under the terms of the credit agreement the lending institutions have the right to demand repayment of amounts due based on the lending institutions' discretion as to whether a material adverse change has occurred in the Company's business. It is probable that the Company will be unable to meet the ongoing covenants in the credit agreement during fiscal 1999. The Company anticipates

                       OIS OPTICAL IMAGING SYSTEMS, INC.

that it would be able to obtain waivers of these violations, if requested, and that the lending institutions will not exercise their demand rights.

     In October 1998, several of the Company's former customers initiated claims against the Company in Michigan state court seeking damages for breach of contract. In addition, certain of these customers sought preliminary injunctive relief directing the Company to continue manufacturing operations. After a hearing on October 16, 1998 concerning the preliminary injunction, the court declined to order the Company to resume manufacturing operations or to take any steps to complete any work-in-process, but did order the Company to deliver certain finished goods to these former customers and to refrain from selling certain work-in-process to third parties. The Company has complied with the court order. In January 1999, the Company entered into agreements with the majority of these former customers to allow them to complete certain work-in-process related to their specific programs using the OIS facility. A condition of these agreements is a full and general release of any claims these former customers have or could initiate.


     On November 11, 1998, the Board of Directors approved the Plan, which the Board of Directors will submit to the stockholders of the Company for their approval. Due to its existing debt and other obligations, the Company does not believe that the holders of Common Stock holders will receive any proceeds from the liquidation.



     Although Guardian will not make any additional investments in the Company, the Company anticipates that funds received under the Tax Sharing Agreement and through the disposition of its assets will be sufficient to allow the Company to implement the shutdown plan and pay its debts as they become due.


     As a result of the contemplated liquidation discussed above, the Company changed its method of accounting from the going concern historical cost basis to the liquidation basis of accounting effective September 18, 1998. The going concern historical cost basis of accounting contemplates the realization of assets and liabilities in the ordinary course of business. The liquidation basis of accounting requires that assets and liabilities be valued at their estimated liquidation value. Assets and liabilities which have not been revalued to liquidation value are disclosed as such on the face of the financial statements. In addition, under the liquidation basis of accounting, gains and losses from dispositions of assets are displayed as net amounts versus gross revenue and expenses under the going concern historical cost basis of accounting. The primary financial statements required under the liquidation basis of accounting are a Statement of Net Assets (Deficiency) and a Statement of Changes in Net Assets (Deficiency).

     Under the liquidation basis of accounting, the Company believes that the going concern historical cost basis of cash and property and equipment will be realized and therefore deemed that no adjustment to the carrying value was necessary. Certain accounts receivable from employees, totaling approximately $110,000, were deemed uncollectable due to the lay off of the employees and were written off to adjust the going concern historical costs basis of accounts receivable to liquidation value. Prepaid assets and deferred income taxes were valued at the estimated cash liquidation value. Accordingly, the Company wrote off approximately $90,000 in prepaid assets as a result of the change to the liquidation basis of accounting. The Company recorded deferred income taxes of $1,826,000 resulting from the accrual of closure costs discussed below (See Note
B). In addition, the Company wrote off approximately $214,000 in construction in progress which was not expected to be completed due to the probable liquidation of the Company. Initially, the Company anticipated that inventory would be realized at its going concern historical cost basis. However, a buyer that had expressed interest in purchasing substantially all of the Company's assets has formally notified the Company that it no longer had the intention to purchase the Company's assets. Accordingly, the Company reassessed the liquidation value of all assets and determined that it is not likely that the Company could realize the carrying value of inventory. Accordingly, the Company recorded an additional write down of inventory to estimated liquidation value of approximately $700,000, net of a tax benefit of approximately $380,000. The Company anticipates that accounts payable, accrued liabilities, accrued interest and income taxes payable to affiliate will be settled at their going concern basis carrying values and accordingly they have not been adjusted based upon

                       OIS OPTICAL IMAGING SYSTEMS, INC.

the change to the liquidation basis of accounting. Bank debt and subordinated note payable to affiliate have not been revalued to liquidation basis primarily due to uncertainties as to when they would be settled based on the ultimate disposal of the Company's assets. The Company's accounting policies under the liquidation basis of accounting which differ from those under the going concern basis of accounting are discussed in Note B.

     In the opinion of the Company, the accompanying unaudited condensed financial statements include all adjustments required to present fairly its net assets as of December 31, 1998 (liquidation basis), changes in net assets from June 30, 1998 to December 31, 1998 (liquidation basis), the results of operations from July 1, 1998 to September 18, 1998 (going concern basis) and for the three months and six months ended December 31, 1997 (going concern basis) and cash flows for the period from July 1, 1998 to September 18, 1998 (going concern basis) and for the six months ended December 31, 1997 (going concern basis).

NOTE B -- SIGNIFICANT LIQUIDATION BASIS OF ACCOUNTING POLICIES

     Accounts Receivable -- Since the cessation of manufacturing operations on September 18, 1998, the Company has put most customers on a cash on delivery basis.


     Accrued Closure Costs -- Accrued closure costs represent costs to be incurred by the Company in implementing the shutdown plan approved by the Board of Directors and in preparing its Northville facility for sale (see Note A). The Company has accrued all reasonably estimatable costs directly associated with implementing the shutdown plan and in preparing for the sale of the facility. The accrual consists primarily of employee payroll and severance costs, totaling approximately $3,900,000 and estimated operating expenses during shutdown. Estimated operating expenses during the shutdown consist primarily of insurance expense, totaling $286,000, utilities expenses totaling $658,000 and other operating expenses totaling $372,000. Employee payroll and severance costs were estimated based on known payroll and severance commitments, including applicable fringe benefits, through approximately June 30, 1999, the date upon which most of the Company's current employees' employment agreement terminate. Operating expenses were estimated based on historical amounts, adjusted for the reduced activity of the Company during the liquidation period, which are expected to be incurred through June 30, 1999 to maintain the facility as required by the Company's debt and other agreements. Although no timetable has been formally established, it is expected that the liquidation will be substantially completed by June 30, 1999. The Company has not accrued costs which could vary significantly based on the timing of the proposed liquidation or are not reasonably estimatable. The most significant of these costs are interest and legal expenses. This accrual represents the Company's estimate of anticipated closure costs, however, actual costs incurred could differ materially from the estimate.


     Following is a summary of amounts utilized and provided for in accrued closure costs during the period from September 18, 1998 to December 31, 1998:

                                                                         CHARGES AGAINST       BALANCE AT
                   COMPONENT                        ORIGINAL ESTIMATE        ACCRUAL        DECEMBER 31, 1998
                   ---------                        -----------------    ---------------    -----------------
Payroll and related.............................       $3,900,000          $(2,853,000)        $1,047,000
Utilities.......................................          658,000             (258,000)           400,000
Other operating expenses........................          372,000             (272,000)           100,000
Insurance.......................................          286,000             (136,000)           150,000
                                                       ----------          -----------         ----------
Total...........................................       $5,216,000          $(3,519,000)        $1,697,000
                                                       ==========          ===========         ==========

     Professional Fees -- Legal and other professional fees incurred in connection with the shutdown, liquidation or in the prosecution or defense of any lawsuits are expensed as incurred.

     Interest Expenses -- Interest costs are expensed as incurred.

                       OIS OPTICAL IMAGING SYSTEMS, INC.

NOTE C -- NET LOSS PER COMMON SHARE


     Basic net loss per common share, which equals diluted loss per share, is based on the weighted average number of shares of Common Stock outstanding during the period. The number of shares used in the computation for the period from July 1, 1998 to September 18, 1998 and for the three and six months ended December 31, 1997 were 97,466,869, 97,468,007 and 97,467,964, respectively. For all periods presented, all Common Stock equivalents are antidilutive and therefore have not been considered in the calculation of diluted net loss per common share.

                     PROPOSAL NO. 2: ELECTION OF DIRECTORS


     At the Annual Meeting, seven (7) directors are to be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the Proxy, it is the intention of the persons named therein to vote "for" the re-election of the nominees set forth below. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve.


     Although the Company presently conducts no operations and does not intend to reestablish any such operations in the future, the Company believes it to be in its best interest and the best interest of its stockholders to continue to run the affairs of the Company through the Board of Directors. The primary purpose of the Board of Directors will be to oversee the orderly liquidation and dissolution of the Company through the implementation of the Plan.

DIRECTOR NOMINEES

     The following table sets forth the name, age and principal occupation of each director of the Company, all of whom are nominees.

                    NAME                         AGE                 POSITION HELD WITH OIS
                    ----                         ---                 ----------------------
                                                        President, Chief Financial Officer, Secretary &
Charles C. Wilson............................    46     Director
Ralph J. Gerson..............................    48     Chairman & Director
Jeffrey A. Knight............................    47     Director
C.K. Prahalad................................    57     Director
Robert M. Teeter.............................    59     Director
Mark S. Wrighton.............................    49     Director
Peter Joel C. Young..........................    38     Director

     Charles C. Wilson was first elected to the Board of Directors in November 1991 and is a Guardian designee. Mr. Wilson has been OIS's Executive Vice President and Chief Financial Officer since November 1991. As of January 1, 1999, Mr. Wilson also became President of OIS. From July 1987 until joining OIS, Mr. Wilson was the Vice President and Treasurer of Guardian Photo, Inc.

     Ralph J. Gerson was first elected to the Board of Directors in November 1992, is the Chairman of the Board and is a Guardian designee. Mr. Gerson has been Guardian's Executive Vice President and a member of the Guardian Board of Directors since 1988.

     Jeffrey A. Knight was first elected to the Board of Directors in November 1991 and is a Guardian designee. Since 1989, Mr. Knight has been Group Vice President-Finance and Chief Financial Officer of Guardian.

     C.K. Prahalad was first elected to the Board of Directors in February 1995. Dr. Prahalad is a Harvey C. Fruehauf Professor of Business Administration at The University of Michigan.

     Robert Teeter was first elected to the Board of Directors in February 1995. Mr. Teeter is President of Coldwater Corporation of Ann Arbor, Michigan.

     Mark S. Wrighton was first elected to the Board of Directors in February 1995. Dr. Wrighton is the Chancellor of Washington University in St. Louis, Missouri. From October 1990 to June 1995, Dr. Wrighton was Provost and Ciba-Geigy Professor of Chemistry at The Massachusetts Institute of Technology in Cambridge, Massachusetts.

     Peter Joel C. Young was first elected to the Board of Directors in November 1991. Mr. Young is currently Chief Executive Officer of Harry London Candies Inc. of North Canton, Ohio. From March 1991 through August 1993, Mr. Young was the Director of International Business Development of Guardian.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

COMPENSATION OF DIRECTORS

     OIS has established an annual director compensation program that consists of $15,000 basic compensation, an additional $1,000 for each board meeting attended by the director, an additional $500 for each committee meeting attended by the director and the grant of options to purchase 5,000 shares of Common Stock within five years from the date of grant at the market price of the Common Stock on the date of grant. All Guardian designees have waived all director compensation.

MEETINGS AND COMMITTEES

     During the fiscal year ended June 30, 1998, there were four meetings and one special meeting held by the Board of Directors. All directors participated in 75% or more of the meetings of the Board of Directors and committees on which they served.

     The Audit Committee of the Board of Directors (the "Audit Committee") currently consists of Mark S. Wrighton, Peter J.C. Young, both independent directors, and Charles C. Wilson (ex officio). The principal duties of the Audit Committee are to (a) recommend selection of OIS's independent public accountants, (b) review with the independent public accountants the results of their audits, (c) review with the independent public accountants and management OIS's financial reporting and operating controls and the scope of audits and (d) make recommendations concerning OIS's financial reporting, accounting practices and policies and financial, accounting and operating controls and safeguards.

     The Compensation Committee of the Board of Directors (the "Compensation Committee") met once during the fiscal year ended June 30, 1998, and currently consists of Mark S. Wrighton and Ralph J. Gerson. The principal duties of the Compensation Committee are to make recommendations concerning, and to review, the compensation packages of OIS's executive officers and key personnel.

     During fiscal 1998, the Board of Directors established an Advisory Committee, consisting of Mark S. Wrighton (Chairman), C.K. Prahalad and Peter J.C. Young, to oversee and review all proposed transactions with (i) current and proposed sources of financing for the Company, including the Company's banking relationships and (ii) prospective financing sources or potential investors in, or purchasers of, the Company. Each member of the Advisory Committee was granted options to purchase 5,000 shares of Common Stock within five years of the date of grant at the market price of such Common Stock on the date of grant, except for the Chairman of the Advisory Committee who was granted options to purchase 10,000 shares of Common Stock on the same terms.


     The Stock Option Plan Committee of the Board of Directors (the "Stock Option Plan Committee") currently consists of Ralph J. Gerson, Jeffrey A. Knight and Peter Joel C. Young, who met once during the fiscal year ended June 30, 1998, and also took action by unanimous consent. The principal duties of the Stock Option Plan Committee are to make, administer, and interpret all rules and regulations that it deems necessary to administer OIS stock option plans and to recommend and make awards of stock options and restricted stock under the plans. Members of the Stock Option Plan Committee are not eligible for awards under the plans.


          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

             "FOR" THE ENTIRE SLATE OF NOMINEES IN PROPOSAL NO. 2.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the Chief Executive Officer and two other executive officers of OIS serving at the end of fiscal 1998 (collectively, the "Named Executive Officers").

             NAME                  AGE                              POSITION
             ----                  ---                              --------
Rex Tapp.......................    48     President and Chief Executive Officer
Charles C. Wilson(1)...........    46     Executive Vice President, Chief Financial Officer and
                                          Secretary
Scott V. Thomson...............    34     Vice President, Engineering and Fab Operations

---------------
(1) See "Proposal No. 1: Election of Directors -- Director Nominees" for Mr. Wilson's biographical information.

     Rex Tapp was the President and Chief Executive Officer of OIS from December 1991 to December 31, 1998 when he resigned from such positions. Mr. Tapp was also the Director of Technical Development for Guardian Industries Corp. until July 1, 1995. Mr. Tapp served on the Board of Directors from November 1991 until December 1998.

     Scott V. Thomsen joined OIS in September 1994 as Director of Technical Development. In July 1995 he assumed the position of Director of Product Engineering and in June 1997 was appointed Vice President Engineering and Fab Operations. From December 1989 until joining OIS, Mr. Thomsen was employed by the Satellite Systems Operations Division of Honeywell, Inc. as a technical director and computer systems design engineer on the space shuttle cockpit and trainer programs.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows compensation paid, with respect to the three most recent fiscal years, to the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                       -------------------------------   ----------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                         ------------------------   -------
                                                             OTHER       RESTRICTED                               ALL
                                                             ANNUAL        STOCK          OPTIONS    LTIP        OTHER
          NAME AND                      SALARY    BONUS   COMPENSATION   AWARDS(1)         SARS     PAYOUTS   COMPENSATION
     PRINCIPAL POSITION        YEAR      ($)       ($)        ($)           ($)             (#)       ($)         ($)
     ------------------        ----     ------    -----   ------------   ----------       -------   -------   ------------
Rex Tapp.....................  1998    $190,050    --          (3)              --        135,000              $23,000(8)
CEO and President(2)           1997    $190,050    --          (3)              --         20,000              $23,000(8)
                               1996    $181,000    --          (3)        $225,000(4)      50,000              $23,000(8)
Charles C. Wilson............  1998    $150,000    --          --               --         40,000              $12,685(8)
Executive Vice                 1997    $150,500    --          --         $ 70,313(6)      12,500              $12,685(8)
President & CFO(5)             1996    $144,500    --          --         $184,500         35,000              $12,685(8)
Scott V. Thomsen.............  1998    $150,000    --          --               --         90,000              $12,800(8)
Vice President Engineering     1997    $136,154    --          --         $ 70,313(7)      12,500              $ 6,500(8)
and Fab Operations             1996    $109,692    --          --         $202,500         20,000              $ 6,500(8)

---------------
(1) Represents the market value of restricted stock on the date of grant.

(2) As of December 31, 1998, Mr. Tapp resigned from the positions of Chief Executive Officer and President of the Company.

(3) The aggregate amount of other compensation is less than 10% of the total of salary and bonus.

(4) As of June 30, 1998, Mr. Tapp held 53,100 restricted shares with a market value of $49,807.

(5) As of January 1, 1999, Mr. Wilson also became the Company's President.

(6) As of June 30, 1998, Mr. Wilson held 62,800 restricted shares with a market value of $58,906. Of these 62,800 restricted shares, Mr. Wilson will forfeit 25,000 shares granted on February 18, 1997, if he does not remain an employee through October 13, 1999.

(7) As of June 30, 1998, Mr. Thomsen held 60,000 restricted shares with a market value of $60,970. Of these 65,000 shares, Mr. Thomsen will forfeit the 25,000 shares granted on February 18, 1997, if he does not remain an employee through October 13, 1999.

(8) Amount is for the cost of premiums for split-dollar life insurance provided by OIS.

     The following tables show grants, exercises and fiscal year-end values of stock options for the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL
                                                           INDIVIDUAL GRANTS                           REALIZABLE VALUE
                                     --------------------------------------------------------------       AT ASSUMED
                                                       % OF TOTAL                                       ANNUAL RATES OF
                                      NUMBER OF       OPTIONS/SARS                                       STOCK OPTION
                                      SECURITIES       GRANTED TO                                      APPRECIATION FOR
                                      UNDERLYING       EMPLOYEES          EXERCISE                        OPTION TERM
                                     OPTIONS/SARS      IN FISCAL          OR BASE        EXPIRATION    -----------------
              NAME                    GRANTED(#)          YEAR         PRICE($/SH)(1)       DATE       5%($)     10%($)
              ----                   ------------     ------------     --------------    ----------    -----     ------
Rex Tapp.........................       50,000             5.9              1.50         04/27/2008    47,167    119,531
                                        20,000(2)          2.4              1.13         02/17/2007    12,154     29,904
                                        50,000(2)          5.9              1.13         01/15/2006    25,920     61,865
                                        15,000(2)          1.8              1.13         03/08/2005     6,797     15,878
Charles C. Wilson................       40,000             4.7              1.50         04/27/2008    37,734     95,625
                                        12,500(2)          1.5              1.13         02/17/2007     7,596     18,690
                                        35,000(2)          4.1              1.13         01/15/2006    18,144     43,306
                                        12,000(2)          1.4              1.13         03/08/2005     5,437     12,702
Scott V. Thomsen.................       90,000            10.7              1.50         04/27/2008    84,901    215,155
                                        12,500(2)          1.5              1.13         02/17/2007     7,596     18,690
                                        20,000(2)          2.4              1.13         01/15/2006    10,368     24,146

---------------
(1) Represents the market price of the shares on the date of grant or the date of repricing, as applicable.

(2) Represents outstanding options that were repriced as of April 3, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF
                                                                          SECURITIES         VALUE OF
                                                                          UNDERLYING        UNEXERCISED
                                                                         UNEXERCISED       IN-THE-MONEY
                                                                         OPTIONS/SARS     OPTIONS/SARS AT
                                             SHARES                       AT FY-END          FY-END($)
                                           ACQUIRED ON      VALUE        EXERCISABLE/      EXERCISABLE/
                  NAME                     EXERCISE(#)   REALIZED($)   UNEXERCISABLE(#)    UNEXERCISABLE
                  ----                     -----------   -----------   ----------------    -------------
Rex Tapp.................................      -0-           -0-        40,000/95,000           -0-
Charles C. Wilson........................      -0-           -0-        29,500/70,000           -0-
Scott V. Thomsen.........................      -0-           -0-       10,000/112,500           -0-

                         TEN-YEAR OPTION/SAR REPRICINGS

                                  NUMBER OF     MARKET PRICE
                                  SECURITIES    OF STOCK AT    EXERCISE PRICE               LENGTH OF ORIGINAL
                                  UNDERLYING      TIME OF        AT TIME OF       NEW           OPTION TERM
                                 OPTIONS/SARS   REPRICING OR    REPRICING OR    EXERCISE   REMAINING AT DATE OF
                                 REPRICED OR     AMENDMENT       AMENDMENT       PRICE         REPRICING OR
        NAME             DATE    AMENDED (#)        ($)             ($)           ($)            AMENDMENT
        ----             ----    ------------   ------------   --------------   --------   --------------------
Rex Tapp.............  4/3/1998     15,000         1.125           5.375         1.125     approx.    83 months
                                    50,000         1.125           4.625         1.125     approx.    93 months
                                    20,000         1.125           2.813         1.125     approx.   106 months
Charles C. Wilson....  4/3/1998     12,000         1.125           5.375         1.125     approx.    83 months
                                    35,000         1.125           4.625         1.125     approx.    93 months
                                    12,500         1.125           2.813         1.125     approx.   106 months
Scott V. Thomsen.....  4/3/1998     20,000         1.125           4.625         1.125     approx.    93 months
                                    12,500         1.125           2.813         1.125     approx.   106 months

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Scott Thomsen, Vice President -- Engineering and Fab Operations, on August 26, 1998, whereby the Company agreed to continue Mr. Thomsen's employment at his current compensation level (base salary and benefits) during the 12 month period following any shutdown of the manufacturing operations of the Company and to pay Mr. Thomsen a bonus of $50,000 six months after the commencement of such period. Upon the expiration of the agreement and the termination of his employment, Mr. Thomsen is entitled to a severance payment of $50,000, as well as the forgiveness of a $50,000 relocation loan from the Company. The agreement also provides that if Mr. Thomsen's employment with the Company (or any successor to the Company's business) is terminated within 18 months following a change of control of the Company, Mr. Thomsen is entitled to a $150,000 severance payment and forgiveness of the $50,000 relocation loan.

     On December 15, 1998, the Company and Mr. Wilson entered into an incentive agreement, pursuant to which Mr. Wilson will receive $55,000 on or about March 15, 1999 and $95,000 on or about September 15, 1999 in addition to his current compensation and benefits, unless Mr. Wilson voluntarily terminates his employment with the Company or is terminated by the Company for cause. Under the terms of the incentive agreement, Mr. Wilson has agreed to remain with the Company until September 15, 1999 to assist the Company with respect to any matters requested by the Company, including, without limitation, the liquidation of the Company's property and assets.

     As a result of the Company's continued financial difficulties and the eventual shutdown of its operations, effective as of December 31, 1998, Mr. Tapp resigned from the positions of Chief Executive Officer and President of the Company. The Company and Mr. Tapp entered into a consulting agreement, whereby Mr. Tapp will provide consulting services to the Company from January 1, 1999 until June 30, 1999, unless otherwise terminated earlier by the Company for cause. Under the consulting agreement, Mr. Tapp will receive approximately $16,000 per month through its term plus a payment of $100,000 on or about June 30, 1999.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

POLICIES APPLICABLE TO COMPENSATION OF EXECUTIVE OFFICERS


     The compensation of executive officers, other than the President and Chief Executive Officer, is determined by the Company's President in consultation with the Compensation Committee. The Compensation Committee is comprised of non-management directors, Ralph J. Gerson and Mark S. Wrighton. Before the end of each fiscal year and again before bonuses are determined, the Company's President meets with the Compensation Committee and discusses the overall compensation situation of the Company, the range of increases he proposes to implement and any special circumstances present. The Company's President makes compensation determinations for executive officers on a subjective basis, taking into account the financial performance (i.e., the ongoing losses) of OIS, the performance reviews and individual compensation history of each individual executive officer, the range of comparable salaries from other companies in OIS's industry and geographic region as well as other factors that he considers relevant. The information on comparable salaries is drawn from general published survey information. OIS's compensation of executive officers has been, on average, in the median range of surveyed companies. No one factor is accorded more weight than any other. Although OIS's performance is taken into consideration, there is no formal or formulaic relationship between OIS's performance and executive compensation. OIS feels that this relatively informal method of determining executive compensation is appropriate given the current stage of OIS's business. During fiscal 1998, Rex Tapp was the Company's President.



     Salary adjustments for executive officers are made effective as of July 1 of each year and bonuses are awarded each December. Bonuses for executive officers consist solely of awards of stock options and restricted stock. Restricted stock is required to be forfeited if the officer's employment terminates within a specified period after the award. The number of stock options and shares of restricted stock awarded to each executive officer is determined as part of the overall compensation process described above. Awards of stock options and restricted stock made in prior years are not taken into account when determining grants to be made in the current year. During fiscal 1998, Mr. Tapp determined the levels of salary increases and bonuses on a subjective basis taking into account all of the factors discussed above. Awards of restricted stock and stock options, if any, are made by the Stock Option Plan Committee after its receipt of recommendations from the Company's President.



     During fiscal 1998, the salary adjustments and bonuses were lower than they would have been had OIS not incurred significant losses. No executive officer received annual compensation that approached $1.0 million. Accordingly, the Compensation Committee did not consider the effect of Section 162(m) of the Internal Revenue Code which makes certain non-performance based compensation to executives of public companies in excess of $1.0 million non-deductible.


CEO COMPENSATION

     Mr. Tapp's compensation was determined by the Compensation Committee. The Compensation Committee determined that it would apply OIS's informal method of compensation determination to Mr. Tapp. The Chairman of the Board of Directors, Ralph J. Gerson, made compensation recommendations to the Compensation Committee before the July salary adjustment and the December bonus determination.

     Mr. Gerson made his recommendations on a subjective basis taking into account the financial performance (i.e., the ongoing losses) of OIS, his subjective view of Mr. Tapp's job performance, Mr. Tapp's compensation history and other factors that he considered relevant, including the compensation of the positions of president and chief executive officer at similar companies.

     The Compensation Committee did not accord any one factor more weight than any other. Although OIS's performance was taken into account, and Mr. Tapp's compensation was lower than it would be if OIS had not incurred significant losses, the Compensation Committee did not apply any formal or formulaic relationship between OIS's performance and Mr. Tapp's compensation. The Compensation Committee believes that this relatively informal method of determining the compensation of the President and Chief Executive Officer is appropriate given the current stage of OIS's business.

OPTION REPRICING


     On April 3, 1998, the Board of Directors approved the repricing of all stock options outstanding as of such date and the Company thereby amended the exercise price of such options to $1.125, the closing price of the Common Stock as of April 2, 1998. The repricing was unanimously approved by the disinterested directors. No other terms or conditions of the stock options, including the exercise schedule or expiration date, were affected.



     The stock options were repriced to realign the value of the previously granted options, upon exercisability, with the market value of the Common Stock at the time of repricing. The expectation at the time was that the opportunity to earn compensation based on potential appreciation of the Common Stock from the repriced level would motivate employees to achieve greater results over the long term, encourage key employees to remain with the Company and compensate employees for work and economic sacrifices made.


COMPENSATION COMMITTEE

Ralph J. Gerson
Mark S. Wrighton

The following graph compares the five-year cumulative total return to the stockholders of OIS to Standard and Poor's Midcap 400 Index and Standard and Poor's Electronics (Semiconductor) Index.

                         TOTAL RETURN TO STOCKHOLDER'S
                         (DIVIDENDS REINVESTED MONTHLY)

                            ANNUAL RETURN PERCENTAGE
                                  YEARS ENDING


--------------------------------------------------------------------------------------------------------
                  COMPANY/INDEX                       JUN 94    JUN 95    JUN 96    JUN 97    JUN 98
--------------------------------------------------------------------------------------------------------
 OIS OPTICAL IMAGING SYSTEMS                          183.94    -6.82     -40.25    -20.41    -61.51
--------------------------------------------------------------------------------------------------------
 S&P MIDCAP 400 INDEX                                  -0.06    22.34      21.58     23.33     27.15
--------------------------------------------------------------------------------------------------------
 ELECTRONICS (SEMICNDCTR)-500                           5.83    88.70     -21.18     87.08      1.20
--------------------------------------------------------------------------------------------------------



                                INDEXED RETURNS


                                  YEARS ENDING



------------------------------------------------------------------------------------------------------------
                                                 BASE
                                                PERIOD
               COMPANY/INDEX                    JUN 93    JUN 94    JUN 95    JUN 96    JUN 97    JUN 98
------------------------------------------------------------------------------------------------------------
 OIS OPTICAL IMAGING SYSTEMS                     100      283.94    264.58    158.08    125.81     48.43
------------------------------------------------------------------------------------------------------------
 S&P MIDCAP 400 INDEX                            100       99.94    122.27    148.66    183.34    233.13
------------------------------------------------------------------------------------------------------------
 ELECTRONICS (SEMICNDCTR)-500                    100      105.83    199.70    157.40    294.48    298.01
------------------------------------------------------------------------------------------------------------


                                                   OIS OPTICAL IMAGING                                         ELECTRONICS
                                                         SYSTEMS              S&P MIDCAP 400 INDEX          (SEMICNDCTR)-500
                                                   -------------------        --------------------          ----------------
Jun 93                                                   100.00                      100.00                      100.00
Jun 94                                                   283.94                       99.94                      105.83
Jun 95                                                   264.58                      122.27                      199.70
Jun 96                                                   158.08                      148.66                      157.40
Jun 97                                                   125.81                      183.34                      294.48
Jun 98                                                    48.43                      233.13                      298.01

                     MARKET FOR THE COMPANY'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS

     Shares of Common Stock formerly traded on the Nasdaq SmallCap Market under the symbol OVON. The following table sets forth the reported high and low bid quotations of the Common Stock for the fiscal periods indicated:

                                                                     PRICES
                                                                ----------------
                           PERIOD                                LOW       HIGH
                           ------                                ---       ----
Year ended June 30, 1997
  First Quarter.............................................    $2.625    $3.625
  Second Quarter............................................     1.563     3.188
  Third Quarter.............................................     2.125     3.125
  Fourth Quarter............................................     2.188     3.125
Year ended June 30, 1998
  First Quarter.............................................    $1.813    $2.469
  Second Quarter............................................     1.375     2.375
  Third Quarter.............................................     1.047     1.656
  Fourth Quarter............................................     1.031     2.125
Year ending June 30, 1999
  First Quarter.............................................    $0.016    $1.063
  Second Quarter............................................    $0.016    $0.156

     The quotations listed may include inter-dealer prices that may not necessarily represent actual transactions. No dividend or distribution on the Common Stock has been paid and none is presently being considered.

     By letter dated January 6, 1999, the Nasdaq Stock Market, Inc. ("Nasdaq") notified OIS that the Company's securities were delisted from the Nasdaq SmallCap Market, effective with the close of business, January 6, 1999, because of the Company's inability to remain in compliance with certain maintenance standards required for continued listing on the Nasdaq SmallCap Market, including the net tangible assets and minimum bid price requirements. The notice from Nasdaq also indicated that the Company did not meet Nasdaq's market maker requirement. The Company remains a reporting company under the Securities and Exchange Commission's rules. Additionally, the Company's securities may be eligible for quotation on the OTC Bulletin Board to the extent that at least one of its market makers files for such quotation and is approved by the National Association of Securities Dealers (the "NASD"). The OTC Bulletin Board is operated by the NASD as a forum for electronic trading and quotation.

     On January 6, 1999, the closing bid price for a share of the Common Stock as reported by the Nasdaq SmallCap Market was $.031 and the approximate number of stockholders of record was 1,536.

     During fiscal 1998, the Company sold a total of 17,500 shares of Series B Preferred to GDIC at a price of $1,000 per share for an aggregate consideration of $17,500,000. The Series B Preferred issued in fiscal 1998 did not involve underwriters and was exempt from registration under the Securities Act of 1933, as amended, by virtue of the exemption provided by Section 4(2) thereof for transactions not involving any public offering.

         PROPOSAL NO. 3: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     Upon recommendation of the Audit Committee, the Board of Directors has, subject to stockholder approval, appointed Arthur Andersen LLP to serve as independent auditors to the Company for the fiscal year June 30, 1999. The services to be performed by Arthur Andersen LLP will include review of reports and registration statements filed by the Company with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Arthur Andersen LLP was elected and served as independent auditors to the Company for the fiscal year ended June 30, 1998.


     The affirmative vote of a majority of the votes cast is required to approve this proposal. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will also have the opportunity to make a statement if he or she desires.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPOINTMENT FOR FISCAL 1999 OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS AS
                          DESCRIBED IN PROPOSAL NO. 3.


       PROPOSAL NO. 4: AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has approved and recommends to stockholders for approval a proposal to amend the Company's Restated Certificate of Incorporation to eliminate the prohibition on stockholder action by written consent.


     Under Section 228 of the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by the holders of stock having not less than the minimum number of votes that would be necessary to authorized or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


     Presently, Article Sixth of the Company's Restated Certificate of Incorporation provides that no action be taken at any annual or special meeting of the stockholders of the Company may be taken by written consent without a meeting of such stockholders. If the proposed amendment is approved, Article Sixth of the Company's Restated Certificate of Incorporation would be deleted in its entirety.


     The purpose of this amendment is to enable stockholders to utilize Section 228 of the Delaware General Corporation Law which provides for stockholder action by written consent. The Board of Directors believes that, in light of the Company's financial condition and the potential liquidation of its property and assets, the proposed amendment is desirable so that stockholders may be able to take action without the expense and delay of a special stockholders' meeting.
Section 228 of the Delaware General Corporation Law provides that if stockholder action is taken by written consent, prompt notice of such action shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. Additionally, Regulation 14C of the Exchange Act of 1934 requires that an information statement be mailed to stockholders of a publicly traded company at least 20 days prior to the taking of any stockholder action by written consent. If the proposed amendment is approved by the Company's stockholders, GDIC, holder of approximately 84.6% of the total amount of votes afforded holders of the Company's voting stock, will be able to effect Company action by written consent, subject to the notice requirements described above, without holding a meeting of the Company's stockholders or affording such stockholders the opportunity to vote on such action. Neither the Delaware General Corporation Law nor the Company's Restated Certificate of Incorporation requires that the Company obtain the approval of a majority of the unaffiliated stockholders of the Company to amend the Restated Certificate of Incorporation as contemplated herein or to approve this proposal. As a result and after considering the foregoing, the Company determined that it will not require the approval of the majority of the unaffiliated stockholders of the Company to approve this proposal.

     If approved by the stockholders, the proposed amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware amending the Company's Restated Certificate of Incorporation by deleting Article Sixth in its entirety, which filing will be made as soon as reasonably practicable after stockholder approval. Pursuant to Article Ninth of the Company's Restated Certificate of Incorporation, approval of this proposal requires the affirmative vote of the holders of at least 80% of the shares of voting stock present, in person or by proxy, at the Annual Meeting.


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
        APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE

                OF INCORPORATION AS DESCRIBED IN PROPOSAL NO. 4.


                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the meeting, the persons named in the Proxy will vote the Proxies according to their discretion.

                             STOCKHOLDER PROPOSALS

     In the event that the Company has not completed its liquidation by such time, the Company intends to mail next year's proxy statement to its stockholder on or about October 1, 1999. Any stockholder proposal intended to be presented at the Company's 1999 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company at its offices at 47050 Five Mile Road, Northville, Michigan 48167 on or before June 3, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.


     On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which the stockholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.


     With respect to the Company's 1999 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement under Rule 14a-8, by August 16, 1999, the management proxies will be allowed to use their discretionary authority as outlined above.

                                          By Order of the Board of Directors

                                          /S/ Charles C. Wilson
                                          Charles C. Wilson
                                          Secretary

                                   EXHIBIT A

                     PLAN OF LIQUIDATION AND DISSOLUTION OF
                       OIS OPTICAL IMAGING SYSTEMS, INC.

     WHEREAS, the Board of Directors (the "Board") of OIS Optical Imaging Systems, Inc. (the "Company"), a Delaware corporation, has deemed it advisable that the Company should be liquidated and subsequently dissolved and has approved and determined that this Plan of Liquidation and Dissolution of OIS Optical Imaging Systems, Inc. (this "Plan") is advisable and in the best interests of the creditors and stockholders of the Company; and

     WHEREAS, the Board has directed that this Plan be submitted to the stockholders of the Company for their approval or rejection at the annual meeting of stockholders of the Company (or otherwise at a special meeting of such stockholders) to be held in or about February 1999 or such other date as the Board may determine, in accordance with the requirements of the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation (the "Certificate of Incorporation") and has authorized the filing with the Securities and Exchange Commission (the "SEC"), and the distribution of a proxy statement to stockholders (the "Proxy Statement"), in connection with the solicitation of proxies for such meeting; and

     WHEREAS, the Board, upon substantial completion of the liquidation of the Company's properties and assets or such earlier time as determined in its discretion, may voluntarily dissolve the Company in accordance with the DGCL and the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and conditions set forth in this Plan;

     NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Liquidation and Dissolution of OIS Optical Imaging Systems, Inc. as follows:

I. EFFECTIVE DATE OF PLAN.

     The effective date of this Plan (the "Effective Date") shall be the date on which the stockholders of the Company voted to approve this Plan.

II. CESSATION OF BUSINESS ACTIVITIES.

     This Plan is intended to be a complete plan of liquidation and dissolution. After the Effective Date, the Company shall not engage in any business activities except for the purpose of preserving the value of its assets, prosecuting and defending suits by or against the Company, adjusting and winding up its business and affairs, selling and liquidating its properties and assets and making distributions to stockholders in accordance with this Plan. The directors in office on the Effective Date and, at the pleasure of such directors, the officers of the Company, shall continue in office solely for these purposes and as otherwise provided in this Plan.

III. LIQUIDATION OF ASSETS.

     Prior to the date the Certificate of Dissolution (as defined in Section 8 below) is accepted by the Secretary of the State of Delaware (the "Secretary of State") and the Company is dissolved, as provided for in Section 8 below (the "Dissolution Date"), the Company shall sell, exchange, transfer, lease, license or otherwise dispose of all of its property and assets to the extent, for such consideration (which may consist in whole or in part of money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its creditors and stockholders, without any further vote or action by the Company's stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company.

     Following the Dissolution Date, any assets remaining available for distribution to holders of the Common Stock (as defined below) shall be distributed (the "Dissolution Distribution") only in accordance with the provisions of the DGCL.

IV. PAYMENT OF DEBTS.

     Prior to making any distributions to the Company's stockholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and any obligations of the Company to holders of the Preferred Stock (as defined below).

     Following the Effective Date, the Board may, if and to the extent deemed necessary or advisable by the Board, establish a contingency reserve (the "Contingency Reserve") and set aside into the Contingency Reserve such amounts of cash or property of the Company as the Board, in its discretion, determines is sufficient to account for unknown events, claims, contingencies and expenses incurred in connection with the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Plan. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed in accordance with this Plan.

V. PREFERRED STOCK; LIQUIDATION PREFERENCE.

     Prior to making any distribution to the holders of the Company's Common Stock, par value $0.01 (the "Common Stock"), the Company shall, to the extent that sufficient funds are available, satisfy in full the liquidation preference (the "Liquidation Preference") of the Company's Series B Cumulative Preferred Stock, par value $0.01 (the "Preferred Stock"), all of which Preferred Stock is currently held by GD Investments Corp. ("GDIC"). In the event that the Company lacks sufficient funds to pay the Liquidation Preference in full, it shall distribute to GDIC all of its remaining property and assets, if any, in satisfaction of the Liquidation Preference.

VI. DISTRIBUTIONS TO COMMON STOCKHOLDERS.

     Following the payment or the provision for the payment of the Company's claims and obligations as provided in Section 4 and the payment in full of the Liquidation Preference as provided in Section 5, the Company shall distribute pro rata to the holders of the Common Stock all of its remaining property and assets, if any, in one or a series of distributions.

VII. NOTICE OF LIQUIDATION.

     As soon as practicable after the Effective Date, but in no event later than 20 days prior to the filing of the Certificate of Dissolution as provided in
Section 8 below, the Company shall mail notice in accordance with the DGCL to all its creditors and employees that this Plan has been approved by the Board and the Company's stockholders.

VIII. CERTIFICATE OF DISSOLUTION.

     Once the liquidation of the Company's property and assets is substantially completed (as determined by the Board) or such earlier time as the Board determines, in its discretion, to be appropriate, the officers of the Company shall execute and cause to be filed with the Secretary of State, and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company, including a Certificate of Dissolution conforming to the requirements of Section 275 of the DGCL (the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of State, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office at the time the Certificate of Dissolution is accepted for filing by the Secretary of State shall have all powers provided to them under the DGCL and other applicable law.

IX. POWERS OF BOARD AND OFFICERS.

     The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code and the DGCL and any rules and regulations of the SEC or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

X. CANCELLATION OF STOCK.

     The distributions to the Company's stockholders pursuant to this Plan, if any, shall be in complete redemption and cancellation of all of the outstanding Common Stock and Preferred Stock. As a condition to the disbursement of the Dissolution Distribution under this Plan, the Board may require stockholders to surrender their certificates evidencing stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of Common Stock or Preferred Stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

XI. RECORD DATE AND RESTRICTIONS ON TRANSFER OF SHARES.

     The Company shall close its stock transfer books and discontinue recording transfers of Common Stock and Preferred Stock at the close of business on the record date fixed by the Board for the Dissolution Distribution (the "Record Date"), and thereafter, certificates representing the Common and Preferred Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Record Date, and, after the Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

XII. LIQUIDATING TRUST.

     If advisable for any reason to complete the liquidation and distribution of the Company's assets to its stockholders, the Board may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Company. The Trust thereupon shall succeed to all of the then remaining assets of the Company, including all amounts in the Contingency Reserve, and any remaining liabilities and obligations of the Company. The sole purpose of the Trust shall be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to distribute the remaining assets of the Company to its stockholders. Any distributions made from the Trust shall be made in accordance with the provisions of this Plan. The Board may appoint one or more individuals or corporate persons to act as trustee or trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Approval of this Plan by the stockholders also will constitute the approval by the stockholders of any appointment of the trustees and of the liquidating trust agreement between the Company and such trustees.

XIII. COMPENSATION.

     The Company may pay to the Company's officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of this Plan. Further, if deemed advisable by the Board, the Company may pay a "wind-down" consultant reasonable compensation for services rendered in connection with the liquidation and dissolution of the Company. Approval of this Plan by the stockholders of the Company shall constitute the approval of the stockholders of the payment of any such compensation referred to in this Section 13.

XIV. INDEMNIFICATION.

     The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation, bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the Contingency Reserve or out of assets transferred to the Trust, if any. The Board and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

XV. COSTS.


     The Company is authorized, empowered and directed to pay all legal, accounting, printing and other fees, costs and expenses for services rendered to the Company in connection with the preparation, adoption and implementation of this Plan, including, without limitation, any such fees and expenses incurred in connection with the preparation of a proxy statement for the meeting of stockholders to be held for the purpose, among others, of voting upon the approval of this Plan.

                                                                    OISCM-PS-99.

                       OIS OPTICAL IMAGING SYSTEMS, INC.


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING ON MARCH 31, 1999



     The undersigned hereby appoints Charles C. Wilson and Ralph J. Gerson, or either of them with full power to act alone (with full power of substitution, and in place of either in case of substitution, his substitute), the attorneys and proxies for and on behalf of the undersigned to attend the Annual Meeting of Stockholders of OIS OPTICAL IMAGING SYSTEMS, INC. to be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375 on Wednesday, March 31, 1999 at 10:00 A.M., and any and all adjournments thereof, and to cast the number of votes the undersigned would be entitled to vote if then personally present. The undersigned instructs such proxies to vote as specified on this card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTORS, "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1999, "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND "FOR" ADOPTION OF THE COMPANY'S PLAN OF LIQUIDATION AND DISSOLUTION AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

[X]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

----------------------------------               PROPOSAL NO. 1                               FOR            AGAINST         ABSTAIN
OIS OPTICAL IMAGING SYSTEMS, INC.                1.    Proposal to approve and adopt the      [ ]              [ ]             [ ]
----------------------------------                     Company's Plan of Liquidation and
                                                       Dissolution.

                                                  PROPOSAL NO. 2                            FOR ALL           WITH-          FOR ALL
                                                 2.   Election of Directors.                NOMINEES          HOLD           EXCEPT
                                                                                              [ ]              [ ]            [ ]

                                                 RALPH J. GERSON                  ROBERT M. TEETER
                                                 JEFFREY A. KNIGHT                CHARLES C. WILSON
                                                 C.K. PRAHALAD                    MARK S. WRIGHTON
                                                 PETER JOEL C. YOUNG

                                                 NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE
                                                 "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S).
                                                 YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).
RECORD DATE SHARES:

                                                 PROPOSAL NO. 3                               FOR            AGAINST        ABSTAIN
                                                 3.    Proposal to approve appointment of     [ ]              [ ]            [ ]
                                                       Arthur Andersen LLP as
                                                       independent auditors for
                                                       the fiscal year ending
                                                       June 30, 1999.

                                                 PROPOSAL NO. 4                               FOR            AGAINST        ABSTAIN
                                                 4.    Proposal to amend the Company's        [ ]              [ ]            [ ]
                                                       Restated Certificate of Incorporation
                                                       to allow for acts of the Company to
                                                       be approved by written consent of
                                                       its stockholders in lieu of a special
                                                       meeting of its stockholders.

                                                 PROPOSAL NO. 5
                                                 5.    In his discretion, the
                                                       Proxy is authorized to
                                                       vote upon such other
                                                       business as may properly
                                                       come before the Annual
                                                       Meeting.

Please be sure to sign and date this Proxy Card. | Date |
                                                                 If shares are registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians, attorneys and corporate officers should show their full titles.

--------------------------------------------------------------------------------



-------Stockholder sign here----------------Co-owner sign here-


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DETACH CARD                                                          DETACH CARD